UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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MARVELL TECHNOLOGY GROUP LTD.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARVELL TECHNOLOGY GROUP LTD.

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On June 28, 2018

The 2018 annual general meeting of shareholders of Marvell Technology Group Ltd., a Bermuda company, is scheduled to be held on Thursday, June 28, 2018, at 3:00 p.m., Pacific Time. The annual general meeting of shareholders (the “annual general meeting”) will take place at Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, CA 95054.

The purposes of the annual general meeting are:

1. To elect eight (8) directors who will hold office until the earlier of the 2019 annual general meeting of shareholders or their resignation or removal;

2. To approve named executive officer compensation on an advisory basis; and

3. To appoint Deloitte & Touche LLP as our auditors and independent registered public accounting firm, and authorize the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 2, 2019.

In addition, shareholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If any other matters properly come before the annual general meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.

Pursuant to the provisions of the Companies Act 1981 of Bermuda, as amended, and our Fourth Amended and Restated Bye-laws, we will also lay before the annual general meeting our audited financial statements for the fiscal year ended February 3, 2018.

The foregoing items of business are more fully described in the proxy statement accompanying this notice of annual general meeting

We have established the close of business, Pacific Time, on May 9, 2018, as the record date for determining those shareholders entitled to notice of and to vote at the annual general meeting or any adjournment or postponement thereof. Only holders of common shares, par value $0.002 per share, as of the record date are entitled to notice of and to vote at the annual general meeting and any adjournment or postponement thereof. Execution of a proxy will not in any way affect your right to attend the annual general meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised.

Your board of directors recommends that you vote: FOR the board’s nominees for directors; FOR the approval of our named executive officer compensation; and FOR the approval of our auditors and independent registered public accounting firm, and authorizing the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 2, 2019.

Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the annual general meeting in person, it is important that your shares be represented and voted at the annual general meeting. For specific voting instructions, please refer to the information provided in the following proxy statement, together with your proxy card or the voting instructions you receive by mail, e-mail or that are provided via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

MATTHEW J. MURPHY

President and Chief Executive Officer

Santa Clara, California

May 17, 2018

MARVELL TECHNOLOGY GROUP LTD.

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

JUNE 28, 2018

INTRODUCTION

This proxy statement and the accompanying proxy materials are being furnished in connection with the solicitation by the board of directors of Marvell Technology Group Ltd., a Bermuda company, of proxies for use at our 2018 annual general meeting of shareholders (referred to herein as the “annual general meeting” or the “meeting”) scheduled to be held at 3:00 p.m., Pacific Time, on Thursday, June  28, 2018, at Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, CA 95054.

INFORMATION REGARDING THE ANNUAL GENERAL MEETING

General

This proxy statement contains information about the meeting and was prepared by our management at the direction of the board of directors of Marvell Technology Group Ltd. This proxy statement is being made available on or about May 17, 2018. Our board of directors supports each action for which your vote is solicited.

Your board of directors asks you to appoint Jean Hu and Mitchell Gaynor as your proxy holders to vote your shares at the meeting. You may make this appointment by properly completing the proxy as described below. If appointed by you, your shares represented by a properly completed proxy received by us will be voted at the meeting in the manner specified therein or, if no instructions are marked on the proxy, your shares will be voted as described below. Although management does not know of any other matter to be acted upon at the meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the proxy card in the manner the proxy holders deem appropriate for any other matters that may properly come before the meeting.

We maintain our registered office in Bermuda at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. Our telephone number in Bermuda is (441) 296-6395.

Record Date and Shares Outstanding

The record date for the annual general meeting has been set as the close of business, Pacific Time, on May 9, 2018 (“Record Date”). Only shareholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 499,766,409 issued common shares, par value $0.002 per share (“common shares” or “shares”). In accordance with our Bye-laws, each issued common share is entitled to one vote on a poll on the proposals to be voted on at the meeting. Shares held as of the Record Date include common shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.

In this proxy statement, we sometimes refer to our group holding company, Marvell Technology Group Ltd., as “we,” “us,” “our,” the “Company” or “Marvell.” In this proxy statement, we refer to the fiscal year ended January 30, 2016 as fiscal 2016, the fiscal year ended January 28, 2017 as fiscal 2017, the fiscal year ending February 3, 2018 as fiscal 2018, and the fiscal year ending February 2, 2019 as fiscal 2019.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL GENERAL MEETING

Q: Why am I receiving these proxy materials?

A: We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the 2018 annual general meeting of shareholders to be held at 3:00 p.m., Pacific Time, on Thursday, June 28, 2018. These materials were first sent or given to shareholders on or about May 17, 2018. You are invited to attend the annual general meeting and are asked to vote on the proposals described in this proxy statement.

Q: What is included in these proxy materials?

A: These proxy materials include:

•	The Notice of the annual general meeting,

•	Our proxy statement for the annual general meeting of shareholders, and

•	Our Annual Report on Form 10-K for the year ended February 3, 2018, as filed with the U.S. Securities and Exchange Commission (“SEC”) on March 29, 2018.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the annual general meeting.

Q: What proposals will be considered at the meeting?

A: The specific proposals to be considered and acted upon at the annual general meeting are summarized in the accompanying notice of annual general meeting of shareholders and include:

1.	The election of eight (8) directors who will hold office until the earlier of the 2019 annual general meeting of shareholders or their resignation or removal;

2.	An advisory (non-binding) vote to approve compensation of our named executive officers; and

3.	The appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 2, 2019.

If any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.

In addition, in accordance with Section 84 of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”) and Bye-law 73 of our Bye-laws, our audited financial statements for the fiscal year ended February 3, 2018 will be presented at the annual general meeting. These financial statements have been approved by our board of directors. There is no requirement under Bermuda law that these financial statements be approved by shareholders, and no such approval will be sought at the meeting.

Q: How does our board of directors recommend that I vote on the proposals?

A: At the annual general meeting, our board of directors recommends our shareholders vote:

1.	FOR the election of the eight (8) director nominees listed in Proposal No. 1, who will hold office until the earlier of the 2019 annual general meeting of shareholders or their resignation or removal (see Proposal No. 1);

2.	FOR the approval, on an advisory and non-binding basis, of named executive officer compensation, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures (see Proposal No. 2); and

3.	FOR the appointment of Deloitte & Touche as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 2, 2019 (see Proposal No. 3).

If any other matters properly come before the annual general meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.

Q: Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials instead of a paper copy of the proxy materials?

A: The SEC has adopted rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders. We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and request a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis. The Notice also instructs you how to submit your proxy electronically over the Internet or by mail.

Q: How can I get electronic access to the proxy materials?

A: The Notice will provide you with instructions regarding how to:

•	View the proxy materials for the annual general meeting on the Internet; and

•	Instruct us to send future proxy materials to you by email.

Our proxy materials are also available on our website at the investor relations page of our website at www.marvell.com or by going to www.marvellproxy.com. None of the materials on our website other than the proxy materials is part of this proxy statement or is incorporated by reference herein.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual general meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q: Who can vote?

A: The Record Date for the annual general meeting has been set as the close of business, Pacific Time, on May 9, 2018. Only shareholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 499,706,409 common shares issued. Each issued share is entitled to one vote on each of the proposals to be voted on at the meeting. There is no cumulative voting in the election of directors. Shares held as of the Record Date include shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.

Q: What should I do now to vote?

A: You may vote your shares either by voting in person at the meeting or by submitting a completed proxy via the Internet, telephone or by mail. The meeting will take place on Thursday, June 28, 2018. After carefully reading and considering the information contained in this proxy statement, please follow the instructions as summarized below, depending on whether you hold shares directly in your name as shareholder of record or you are the beneficial owner of shares held through a broker, bank or other nominee. Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between the procedures for voting shares held of record and those owned beneficially.

Q: If I am a shareholder of record, how do I vote my shares?

A: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (our “Transfer Agent”), you are considered the shareholder of record with respect to those shares and the Notice was sent directly to you.

There are four ways to vote:

•	In person. If you are a shareholder of record, you may vote in person at the annual general meeting. We will provide you a ballot when you arrive.

•	Via the Internet. You may submit your proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. You may submit your proxy by calling the toll free number provided in the Notice.

•	By Mail. If you request printed copies of the proxy materials by mail, you may submit your proxy by filling out the proxy card and sending it back in the envelope provided.

Please be aware that if you issue a proxy or give voting instructions over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Q: If my shares are held in “street name” by my broker, bank or other nominee, how do I vote my shares?

A: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and the Notice will, subject to the terms made between you and the shareholder of record, be forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of submitting voting instructions over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on a voting instruction form.

If your shares are held in “street name,” you may also vote your shares in person at the annual general meeting. You must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the Record Date, together with a form of personal identification, in order to be admitted to the annual general meeting. To be able to vote your shares held in “street name” at the annual general meeting, you will also need to obtain a proxy from the shareholder of record.

Q: What happens if I do not cast a vote?

A: Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholders of record — If you are a shareholder of record and you do not cast your vote or submit a proxy, no votes will be cast on your behalf on any of the items of business at the annual general meeting. However, if you sign and return the proxy card with no further instructions, the proxy holders will vote your shares in the manner recommended by our board of directors on all matters presented in this proxy statement and, as the proxy holders, may determine in their discretion with respect to any other matters properly presented for a vote at the annual general meeting. A shareholder may also abstain from voting on any proposal. An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Pursuant to our Bye-laws, abstention votes have the same effect as an “against” vote with respect to the election of directors (Proposal No. 1). Abstentions will have no effect on the outcome of the vote for all other proposals.

Beneficial owners — If you hold your shares in “street name,” it is critical that you instruct your broker, bank or other nominee to cast your vote if you want it to count in the election of directors (Proposal No. 1) and approval of named executive officer compensation (Proposal No. 2). The term “broker non-vote” refers to shares held by a broker or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker, bank or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers, banks and nominees do not have discretionary voting authority on non-routine matters (including Proposals No. 1 and 2) and accordingly may not vote on such matters absent instructions from you as the beneficial holder. Thus, if you hold your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote in the election of directors (Proposal No. 1) and with respect to votes related to named executive officer compensation (Proposal No. 2), no votes will be cast on your behalf on such matters.

The proposals at the annual general meeting to appoint Deloitte & Touche as our auditors and independent registered public accounting firm, and authorize the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 2, 2019 (Proposal No. 3) is considered a routine matter for which brokerage firms may vote uninstructed shares. It is important to us that you affirmatively vote for the matters in Proposals 1 and 2 since they are non-routine matters as described above.

Q: How are votes counted?

A: Each share held by a shareholder as of the Record Date is entitled to one vote. There is no cumulative voting in the election of directors. All votes will be tabulated by the inspector of elections appointed for the meeting, who will count the votes, determine the existence of a quorum, validity of proxies and ballots, and certify the results of the voting. Voting at the meeting will be taken on a poll in accordance with our Bye-laws.

Q: What if I plan to attend the meeting in person?

A: To help ensure your shares are voted, we recommend that you submit your proxy or voting instruction form anyway. If you are a shareholder of record, please bring a form of personal identification to be admitted to the meeting. If your shares are held in the name of your broker, bank or other nominee and you plan to attend the meeting, you must present proof of your beneficial ownership of those shares as of the Record Date, such as a bank or brokerage account statement or letter, together with a form of personal identification, to be admitted to the meeting.

Q: How can I change or revoke my proxy after I have submitted it?

A: You may change or revoke your proxy at any time before it is voted at the annual general meeting by (1) delivering to our registered office at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, a written notice stating that the proxy is revoked, (2) submitting another proxy on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual general meeting will be counted), (3) signing and returning a new proxy card with a later date, or (4) attending the annual general meeting and voting in person. If you are a beneficial owner and submitted voting instructions to your broker, bank or other nominee, please refer to the instructions provided by your broker, bank or other nominee on how to change your vote.

Q: What if other matters come up at the meeting?

A: The matters described in this proxy statement are the only matters that we know of that will be voted on at the meeting. If any other matters properly come before the annual general meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Q: What quorum is required for action at the meeting?

A: The presence in person of two or more persons representing in person or by proxy in excess of 50% of the total issued shares of Marvell throughout the meeting shall constitute a quorum at the meeting. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event there are not sufficient shares present for a quorum at the time of the annual general meeting, the meeting will stand adjourned for one week or otherwise as may be determined by our board of directors in accordance with the Bye-laws in order to permit the further solicitation of proxies.

Q: What vote is required to approve each proposal?

A: Proposal No. 1: The nominees for director receiving the affirmative vote of at least a simple majority of the votes cast in person or by proxy at the annual general meeting will be elected as directors to serve until the next annual general meeting of shareholders. Pursuant to our Bye-laws, abstention votes have the same effect as an “against” vote with respect to the election of directors, but broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal. If a nominee for director does not receive an affirmative vote of at least a simple majority of the votes cast as set forth above, the nominee will not be elected to the board, and if the nominee is a current director, his or her term will end immediately following the annual general meeting.

Proposal No. 2: Our shareholders will have an advisory (non-binding) vote on named executive officer compensation as described in this proxy statement, which requires the affirmative vote of at least a simple majority of the votes cast in person or by proxy at the annual general meeting in order to be approved. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal. The vote is advisory and therefore not binding on our board of directors; however, our board of directors and the executive compensation committee (the “ECC”) will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.

Proposal No. 3: Appointment of Deloitte & Touche as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 2, 2019, requires the affirmative vote of a simple majority of the votes cast in person or by proxy at the annual general meeting in order to be approved. Abstentions will be entirely excluded from the vote and will have no effect on the outcome of this proposal.

Q: What does it mean if I receive more than one notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

A: If you receive more than one Notice, more than one e-mail or more than one paper copy of the proxy materials, it means that you have multiple accounts with brokers or the Transfer Agent. Please vote all of these shares. For all of your shares to be voted by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and do so for all shares represented by each Notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails). We encourage you to have all your shares registered in the same name and address. You may do this by contacting your broker or the Transfer Agent.

Q: What is the contact information for our Transfer Agent?

A: Contact information for our Transfer Agent is as follows:

AST Shareholder Services Call Center	American Stock Transfer & Trust Company, LLC
Toll Free: 800.937.5449	6201 15th Avenue
Local & International: 718-921-8124	Brooklyn, NY 11219
Hours: 8 a.m. – 8 p.m. ET Monday-Friday	Email: Info@amstock.com
Website: www.astfinancial.com

Q: Who is making and paying for this proxy solicitation?

A: This proxy is solicited on behalf of our board of directors. We will pay the cost of distributing this proxy statement and related materials. We will bear the cost of soliciting proxies. We will also reimburse brokers, banks and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares or other persons for whom they hold shares. To the extent necessary in order to ensure sufficient representation at the meeting, we may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

Q: How can I find out the results of the voting at the annual general meeting?

A: Preliminary voting results will be announced at the meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the meeting. If the final voting results are not available within four business days after the meeting, we will provide the preliminary results in the Form 8-K and the final results in an amendment to the Form 8-K within four business days after the final voting results are known to us.

Q: Who should I call if I have questions about the annual general meeting?

A: You should contact the following:

T. Peter Andrew

Vice President, Treasury and Investor Relations

Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, CA 95054

Phone: (408) 222-0777

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with Section 84 of the Companies Act and Bye-law 73 of the Bye-laws, our audited financial statements for the fiscal year ended February 3, 2018 will be presented at the annual general meeting. These financial statements have been approved by our board of directors. There is no requirement under Bermuda law that these financial statements be approved by shareholders, and no such approval will be sought at the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Our Bye-laws provide that our board shall consist of not less than two directors or such number in excess thereof as our board of directors may determine. The number of directors is currently fixed at eleven and there are currently eleven members serving on our board of directors. As previously disclosed, Mr. Peter Feld, Ms. Geraldine Elliott and Dr. Randhir Thakur have notified the Company of their decisions not to stand for election at this annual general meeting. Therefore, as of the date of the annual general meeting, the number of directors will be reduced from eleven to eight. The nominating and governance committee has recommended, and our board of directors has nominated, eight current members of our board of directors to stand for election at the annual general meeting. If the current nominees are elected, we will have eight members serving on our board of directors and the number of directors will be fixed at eight.

Our director nominees for the 2018 annual general meeting are Tudor Brown, Richard S. Hill, Oleg Khaykin, Bethany Mayer, Donna Morris, Matthew J. Murphy, Michael Strachan and Robert E. Switz.

All nominees elected as directors will serve until the earlier of the 2019 annual general meeting of shareholders or their resignation or removal. In the event any new nominees are appointed as directors after this annual general meeting, they will be required to stand for election at the next annual general meeting and each annual general meeting of shareholders thereafter, if nominated to do so.

Biographical information for each of the nominees may be found immediately following this proposal. We have been advised that each of our nominees is willing to be named as such herein and each of the nominees is willing to serve as a director if elected. However, if one or more of the director nominees should be unable to serve as a director, the proxy holders may vote for a substitute nominee recommended by the nominating and governance committee and approved by our board of directors.

Cavium Merger and Additional Board Members

We expect to add three additional members to the board concurrently with the closing of our acquisition of Cavium, Inc.

Board Recommendation and Required Vote

Our board of directors recommends that you vote FOR the nominees for director identified above.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the election of each such nominee. Assuming the presence of a quorum, the required vote is the affirmative vote of a simple majority of votes cast and entitled to vote at the annual general meeting. Abstentions are included in the calculation of votes cast and will have the same effect as an “against” vote with respect to the election of such director. Broker non-votes will be entirely excluded from the vote and will have no effect on the outcome.

If the proposal for the appointment of a director nominee does not receive the required affirmative vote of a simple majority of the votes cast, then the director will not be appointed and the position on our board of directors that would have been filled by the director nominee will become vacant. Our board of directors has the ability to fill the vacancy upon the recommendation of the nominating and governance committee, in accordance with the Bye-laws, with that director subject to election by our shareholders at the next following annual general meeting of shareholders.

DIRECTOR NOMINEES

Name	Age	Position(s)	Director Since
Richard S. Hill	66	Chairman of the Board of Directors	2016
Matthew J. Murphy	45	Director, President and Chief Executive Officer	2016
Tudor Brown	59	Director	2016
Oleg Khaykin	53	Director	2016
Bethany Mayer	56	Director	2018
Donna Morris	50	Director	2018
Michael Strachan	69	Director	2016
Robert E. Switz	71	Director	2016

Richard S. Hill has served as our Chairman of the Board of Directors since May 2016. Mr. Hill has served as a member of the board of directors of Xperi (formerly Tessera Technologies) since August 2012 and as Chairman of its board since March 2013. Mr. Hill also served as Xperi’s Interim Chief Executive Officer from April 15, 2013 until May 29, 2013. Mr. Hill previously served as the Chairman and Chief Executive Officer and member of the board of directors of Novellus Systems Inc. until its acquisition by Lam Research Corporation in June 2012. Before joining Novellus in 1993, Mr. Hill spent 12 years with Tektronix Corporation, a leading designer and manufacturer of test and measurement devices. Presently, Mr. Hill is a member of the boards of directors of Xperi, Autodesk, Inc. (see note below), Arrow Electronics, Inc., and Cabot Microelectronics Corporation. Mr. Hill received a Bachelor of Science in Bioengineering from the University of Illinois in Chicago and a Master of Business Administration from Syracuse University.

•	Mr. Hill brings extensive expertise in executive management and engineering for technology companies, as well as considerable directorial and governance experience developed through his service on the boards of directors of several public companies, to his role as Chairman of the Board.

•	On March 21, 2018, Autodesk disclosed that Mr. Hill notified the company he would not be standing for re-election to the board at the company’s next annual meeting of shareholders.

Matthew J. Murphy has served as our President and Chief Executive Officer and a director since July 2016. Mr. Murphy joined Marvell from Maxim Integrated, where he spent 22 years with increasing responsibilities in sales and business unit leadership. Most recently, he was Executive Vice President, Business Units, Sales and Marketing. In that capacity, he had company-wide profit and loss responsibility, leading all product development, sales and field applications, marketing, and central engineering. From 2011 to 2015, he was Senior Vice President of the Communications and Automotive Solutions Group, leading the team that developed differentiated solutions for those markets. From 2006 to 2011, he was Vice President, Worldwide Sales & Marketing during a time when Maxim’s sales expanded significantly. Prior to 2006, he served in a variety of business unit management and customer operations roles. Mr. Murphy holds a Bachelor of Arts in English from Franklin & Marshall College and is a graduate of the 2010 Stanford Executive Program.

•	Mr. Murphy brings to the board both extensive industry knowledge and, as a result of his day-to-day involvement in Marvell’s business, insight and information related to the Company’s strategy, financial condition, operations, competitive position and business.

Tudor Brown has served as a director since December 2016. Mr. Brown, who has decades of leadership experience in the semiconductor industry, also serves on the boards of the Lenovo Group, Xperi (formerly Tessera Technologies), and the Semiconductor Manufacturing International Corporation. Previously, Mr. Brown was one of the founding members and, until May 2012, President of ARM Holdings plc, a publicly-traded semiconductor IP and software design company, now a wholly-owned subsidiary of the Softbank Group. During his tenure, he served in a range of leadership roles, including Chief Technical Officer, Chief Operating Officer and President. He also served for more than a decade on the company’s board of directors through his retirement in May 2012. Earlier in his career, Mr. Brown served on the boards of P2i and ANT Software, and held leadership engineering roles at Acorn Computers and Sension. Mr. Brown, who earned an MA in Electrical Sciences from Cambridge University, holds a patent in low-power logic, and has been honored both as a Fellow of the Institution of Engineering and Technology, and as a Fellow of the Royal Academy of Engineering.

•	Mr. Brown brings to the board his experience as a founder and senior executive of one of the world’s most successful semiconductor technology and licensing companies, along with his strong operational experience and deep industry knowledge.

Oleg Khaykin has served as a director since May 2016. Mr. Khaykin has served as the President and Chief Executive Officer and a member of the board of directors of Viavi Solutions, a provider of network and service enablement solutions, since February 2016. Prior to joining Viavi, Mr. Khaykin was a Senior Advisor at Silver Lake Partners. From March 2008 to January 2015, he was President and Chief Executive Officer and a member of the board of directors of International Rectifier, a maker of power semiconductors, which was acquired by Infineon Technology AG. Before joining International Rectifier, Mr. Khaykin served most recently as the Chief Operating Officer of Amkor Technology, Inc., a provider of semiconductor assembly and test services. Mr. Khaykin was previously a member of the board of directors of Zarlink Semiconductor Inc. and the board of directors of Newport Corporation from 2010 until April 2016 when the company was acquired by MKS Instruments. Mr. Khaykin received a Bachelor of Science in Electrical Engineering from Carnegie-Mellon, and a Master of Business Administration from Northwestern University’s J.L. Kellogg Graduate School of Management.

•	Mr. Khaykin brings to the board his extensive experience in the semiconductor industry, combined with significant executive management experience.

Bethany Mayer was appointed to the board in May 2018. She is currently an executive partner with Siris Capital Group LLC. From 2014 through 2017, she was the president, CEO and a board member of Ixia, a market leader in test, visibility and security solutions acquired by Keysight Technologies in 2017. From 2011 through 2014, Ms. Mayer served as senior vice president and general manager of HP’s Networking Business unit and the NFV Business unit. From 2010 until 2011, she served as vice president, marketing and alliances, for HP’s Enterprise Servers Storage and Networking Group. Prior to joining HP, she held leadership roles at Blue Coat Systems, Cisco and Apple Computer. Ms. Mayer sits on the board of Pulse Secure and as an independent board member of Sempra Energy. She holds a Masters in Business Administration from CSU-Monterey Bay and a Bachelor of Science in Political Science from Santa Clara University.

•	In addition to her public company board experience, Ms. Mayer brings to the board deep domain expertise in networking, high speed communication and security gained over 25 years of experience serving in executive roles in both public and private companies.

Donna Morris was appointed to the board in May 2018. She has served as Executive Vice President, Customer and Employee Experience at Adobe Systems Incorporated since 2016, and in other senior positions with Adobe since 2002. In her current role, she leads the product, customer service and technical support for all Adobe products, in addition to all aspects of human resources and the workplace. Ms. Morris sits on the board of directors of the Society for Human Resource Management and the Adobe Foundation. Ms. Morris received a Bachelor of Arts in Political Science from Carleton University in Ottawa, Ontario, Canada, and holds the Society for Human Resources Management – Senior Certified Professional (SHRM-SCP), Senior HR Professional (SHRP) and Canadian Certified Human Resources Professional (CHRP) designations.

•	Ms. Morris brings to the board her expertise in shaping the customer and employee experience to drive business results and her knowledge of global human resource management.

Michael Strachan has served as a director since May 2016. From March 2009 to May 2014, he was a director at LSI Logic, including Chairman of the Audit Committee for most of that time. Mr. Strachan retired from Ernst & Young LLP in December 2008. From July 2007 until December 2008, he was a member of Ernst &

Young’s America’s Executive Board, which oversaw the firm’s strategic initiatives in North and South America. From July 2006 to December 2008, he was a member of Ernst & Young’s U.S. Executive Board, which oversaw partnership matters in the U.S. for the firm. From July 2000 through December 2008, he was Vice Chairman and Area Managing Partner for Ernst & Young offices between San Jose, California and Seattle, Washington, and was responsible for oversight of the firm’s operations in that area. He began his career at Ernst & Young in 1976. Mr. Strachan holds a Bachelor of Science in Accounting from Northern Illinois University.

•	Mr. Strachan brings to the board deep expertise relating to finance and accounting matters and extensive business management, governance and leadership experience.

Robert E. Switz has served as a director since May 2016. Mr. Switz has served as the Chairman of the Board of Micron Technology, Inc. since 2012. He was the Chairman, President and Chief Executive Officer of ADC Telecommunications, Inc., (“ADC”), a supplier of network infrastructure products and services from August 2003 until December 2010, when Tyco Electronics Ltd. acquired ADC. Mr. Switz joined ADC in 1994 and throughout his career there held numerous leadership positions. Prior to ADC, Mr. Switz spent six years at Burr-Brown Corporation, most recently as Chief Financial Officer, Vice President of European Operations and Director of the Systems and Ventures Business. In addition to serving on the board of Micron, Mr. Switz also serves as a director of FireEye, Inc. and previously served as a director of Gigamon, Inc., GT Advanced Technologies, and as lead independent director of Broadcom Corporation until its merger with Avago Technologies Limited. Mr. Switz received a Bachelor of Science in Business Administration from Quinnipiac University and a Master of Business Administration in Finance from the University of Bridgeport.

•	Mr. Switz brings to the board his extensive global operations, financial and general management experience and expertise, as well as considerable directorial and governance experience developed through his service on the boards of directors of several public companies.

There are no family relationships among any of our director nominees and executive officers.

CORPORATE GOVERNANCE AND

MATTERS RELATED TO OUR BOARD OF DIRECTORS

Shareholder Engagement and Corporate Governance

We believe that regular, transparent communication with our shareholders and other stakeholders is essential to Marvell’s long-term success. We value the views of our shareholders and other stakeholders, and the input that we receive from them is a cornerstone of our corporate governance practices.

Since the beginning of fiscal 2017, we have undergone significant organizational transformation, including significant changes in our board of directors and management team, and our new board and management team have made a significant effort to engage with our shareholders and other stakeholders. We hold annual investor day conferences, usually in New York City. Our engagement activities have resulted in our receiving valuable feedback from our shareholders and other stakeholders who have provided important external viewpoints that inform our decisions and our strategy.

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our shareholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies.

Corporate Governance Guidelines

Our board of directors has adopted a set of corporate governance guidelines and practices to establish a framework within which it will conduct its business. The corporate governance guidelines and practices provide, among other things, that:

•	In the absence of a non-executive Chairman of the Board, our board of directors shall designate a lead independent director who, among other duties, is responsible for presiding over executive sessions of independent directors;

•	A majority of the directors must be independent;

•	Our board of directors shall appoint all members of the board committees;

•	The nominating and governance committee screens and recommends board candidates to our board of directors;

•	The audit committee, executive compensation committee and nominating and governance committee must consist solely of independent directors; and

•	The independent directors shall meet regularly in executive session without the presence of the non-independent directors or members of our management.

We also provide our directors training on issues facing us and on subjects that would assist the directors in discharging their duties. Our board of directors may modify the corporate governance guidelines and practices from time to time, as appropriate. The corporate governance guidelines and practices can be found on our website in the investor relations section. The corporate governance guidelines and practices were last revised in June 2017. None of the material on our website is part of this proxy statement or is incorporated by reference herein.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to the members of our board of directors and all employees (including our principal executive officer, our principal financial officer, our principal accounting officer, our controller and any person performing similar functions). The Code was amended and restated in April 2018. We will disclose future amendments to or waivers from our Code on our website or in a Current Report on Form 8-K filed with the SEC within four business days following the date of such amendment or waiver. Our Code is available on our website (www.marvell.com) in the corporate governance section of our investor relations webpage. None of the material on our website is part of this proxy statement or is incorporated by reference herein.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2018, the executive compensation committee (“ECC”) of the board of directors consisted of Oleg Khaykin (Chairman), Tudor Brown and Peter Feld.

None of the members of the ECC who served during fiscal 2018 is a current or former officer or employee of us or our subsidiaries, or had any relationship with us not otherwise disclosed herein under applicable SEC rules. In addition, to our knowledge, there are no compensation committee interlocks between us and other entities involving our executive officers or directors who serve as executive officers or directors of such other entities.

Director Qualifications

We are required to have a majority of independent directors who meet the definition of “independent director” under applicable rules of the U.S. Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and NASDAQ and SEC rules. Pursuant to our corporate governance guidelines, we are required to have at least one member of our board of directors who meets the criteria for an “audit committee financial expert” as defined by NASDAQ and the SEC. We also believe it is appropriate for our chief executive officer to participate as a member of our board of directors. Our corporate governance guidelines and practices provide that no individual who has attained the age of 75 as of the date of our annual general meeting of shareholders is eligible to be nominated for election at the annual general meeting, absent a waiver from the board of directors.

The nominating and governance committee believes that the following specific, minimum qualifications must be met by a nominee for the position of director:

•	The highest personal and professional ethics and integrity;

•	The ability to work together with other directors, with full and open discussion and debate as an effective, collegial group;

•	Current knowledge and experience in our business or operations, or contacts in the community in which we do business and in the industries relevant to our business, or substantial business, financial or industry-related experience; and

•	The willingness and ability to devote adequate time to our business.

When making its determination whether a nominee is qualified for the position of director, the nominating and governance committee may also consider such other factors as it may deem in the best interests of the company and its shareholders, such as the following qualities and skills:

•	Relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties;

•	Diversity of perspective, opinion, experience and background of the proposed director, including the need for financial, business, academic, public sector or other expertise on our board of directors or its committees, as well as gender and ethnic diversity; and

•	The fit of the individual’s skills and experience with those of the other directors and potential directors compared to the Company’s needs.

When evaluating a candidate for nomination, the nominating and governance committee does not assign specific weight to any of these factors or believes that all of the criteria should necessarily apply to every candidate.

During fiscal 2018, the nominating and governance committee of the board was focused on increasing gender diversity and was pleased to recommend the appointment of Ms. Gerri Elliott to the board in July 2017. Ms. Elliott recently accepted a senior operations position with Cisco Systems, a large customer of Marvell, and she notified us that, in order to avoid the appearance of a conflict of interest, she would not be standing for election at the 2018 annual general meeting. Effective May 3, 2018, the nominating and governance committee recommended, and the board appointed, Ms. Bethany Mayer and Ms. Donna Morris to the board. In addition, both Ms. Mayer and Ms. Morris are nominees for election to the board at the 2018 annual general meeting.

Identifying and Evaluating Nominees for Director

The nominating and governance committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of our board of directors. Candidates considered for nomination to our board of directors may come from several sources, including current and former directors, professional search firms and shareholder nominations. The nominating and governance committee will consider all persons recommended in the same manner, regardless of the source of nomination.

A shareholder seeking to recommend a prospective nominee for the nominating and governance committee’s consideration should submit the candidate’s name and qualifications to our Secretary at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. The nominating and governance committee will consider candidates recommended by shareholders in the same manner as candidates recommended to the nominating and governance committee from other sources. Nominees for director are evaluated by the nominating and governance committee, which may retain the services of a professional search firm to assist it in identifying or evaluating potential nominees.

Our Bye-laws permit proxy access for shareholders. Shareholders who wish to nominate directors for inclusion in our proxy statement, or directly at an annual meeting in accordance with the procedures in our Bye-laws, should see “Future Shareholder Proposals and Nominations for the 2019 Annual General Meeting” in this proxy statement for further information.

Board Leadership Structure

At the present time, the roles of Chief Executive Officer and Chairman of the Board are separate. In May 2016, Richard S. Hill was appointed to the board and designated as non-executive Chairman. Because we have a non-executive Chairman, the independent directors on the board have not designated a lead independent director. However, in the event the independent board members would designate a lead independent director, his or her duties are set forth in our corporate governance guidelines and practices described above.

Board Meeting Attendance

There were twelve meetings of our board of directors in fiscal 2018, as well as numerous committee meetings. The number of meetings of each committee is set forth below in “Committees of our Board of Directors.” Each director attended at least 75% of the total number of meetings of our board of directors and committees on which such director served. The independent directors met regularly in executive session without the presence of the non-independent directors or members of our management.

Committees of our Board of Directors

Our board of directors has three standing committees: the audit committee, the executive compensation committee and the nominating and governance committee. Committee membership since our 2017 annual general meeting of shareholders was as follows:

Name	Audit Committee	Executive Compensation Committee	Nominating and Governance
Tudor Brown	—	Member	—
Geraldine Elliott	—	—	Member(1)
Peter A. Feld	—	Member(1)	Chair(1)
Richard S. Hill (Chairman of the Board)	—	—	—
Oleg Khaykin	—	Chair	Member
Michael Strachan	Member	—	—
Robert E. Switz	Chair	—	—
Randhir Thakur, Ph.D.	Member(1)	—	(1)
Number of Meetings Held During FY18	12	8	6

(1)	Dr. Thakur served as a member of the nominating and governance committee until September 2017 when Ms. Elliott was appointed to the committee. Ms. Elliott, Mr. Feld and Dr. Thakur will leave the board and its committees effective as of the date of the 2018 annual general meeting. The board expects to appoint new committee members and chairs immediately following the annual general meeting.

Our board of directors has adopted written charters for each of these committees, and copies of the charters are available on our website in the corporate governance section of our investor relations webpage. Each of the committee charters is reviewed annually by the respective committee, which may recommend appropriate changes for approval by our board of directors. All of the committee charters were last reviewed in December 2017. None of the material on our website is part of this proxy statement or is incorporated by reference herein.

Audit Committee

During fiscal 2018, the audit committee was composed of Mr. Switz (Chairman), Mr. Strachan and Dr. Thakur.

The audit committee’s responsibilities are generally to assist our board of directors in fulfilling its responsibility to oversee management’s conduct of our accounting and financial reporting process. The audit committee also, among other things, reviews and approves any filing with the SEC that contains financial information, appoints our independent registered accounting firm, oversees our internal audit function and the independent registered public accounting firm, and reviews and discusses with management and our independent registered public accounting firm the adequacy and effectiveness of our internal control over financial reporting as reported by management. The audit committee also reviews, ratifies and/or approves related party transactions. The audit committee typically meets three times each quarter and at such additional times as are necessary or advisable.

Our board of directors has determined that each member of the audit committee meets the applicable independence, experience and other requirements of the Exchange Act, NASDAQ and the SEC. Our board of directors has determined that each of Mr. Strachan and Mr. Switz is an “audit committee financial expert” as defined by applicable NASDAQ and SEC rules.

Executive Compensation Committee (“ECC”)

During fiscal 2018, the ECC consisted of Mr. Khaykin (Chairman), Mr. Brown and Mr. Feld.

The ECC has the authority to determine or recommend to the board the compensation for our chief executive officer and all other executive officers, is responsible for administering equity award programs for non-executive employees, reviews and recommends changes to our incentive compensation and other equity-based plans, and administers executive officer compensation within the terms of any of our applicable compensation plans.

The ECC, or a subcommittee comprised of one director, meets monthly to approve new hire and secondary equity grants for non-executive officers and employees. The subcommittee met twelve times in fiscal 2018. For more detail with respect to our equity grant practices, please see “Executive Compensation — Other Factors Considered in Determining Executive Compensation — Equity Grant Practices” below.

Our board of directors has determined that each member of the ECC meets the applicable independence requirements of NASDAQ and the SEC. In addition, each member of the ECC is an “outside director” under Section 162(m), and a “non-employee director” under Section 16 of the Exchange Act.

Nominating and Governance Committee

During fiscal 2018 until September of that fiscal year, the nominating and governance committee was comprised of Mr. Feld (Chairman), Mr. Khaykin and Dr. Thakur. In September 2017, Ms. Elliott replaced Dr. Thakur on the nominating and governance committee.

The nominating and governance committee is responsible for developing and implementing policies and practices relating to corporate governance and practices, including reviewing and monitoring implementation of our corporate governance guidelines. The nominating and governance committee also reviews outside director compensation and recommends any changes to the board of directors, makes recommendations to our board of directors regarding the size and composition of our board of directors and its committees, and screens and recommends candidates for election to our board of directors. The nominating and governance committee also reviews periodically with the Chairman of the Board and the President and Chief Executive Officer the succession plans relating to positions held by executive officers.

Our board of directors has determined that each member of the nominating and governance committee meets the applicable independence requirements of NASDAQ and the SEC.

Role of Compensation Consultants and Conflict of Interest with Respect Thereto

The ECC engages executive compensation consulting firms to provide advice and market data relating to executive compensation. Such compensation consulting firms serve at the discretion of the ECC. Frederic W. Cook & Co., Inc. (“F.W. Cook”) was engaged for fiscal 2018. The compensation consultant serves at the discretion of the ECC and provides analysis, advice and guidance with respect to compensation.

The ECC charter provides that the ECC shall be directly responsible for the appointment, compensation and oversight of the work of any committee adviser retained by it, and the Company shall provide for appropriate funding, as determined by the ECC, for payment of reasonable compensation to any committee adviser, and ordinary administrative expenses of the ECC that are necessary or appropriate in carrying out its duties. The ECC may select a committee adviser, and receive advice from a committee adviser, only after taking into consideration all factors relevant to that person’s independence from the Company’s management, specifically including the following:

•	The provision of other services to the Company by the committee adviser’s employer;

•	The amount of fees received from the Company by the committee adviser’s employer, as a percentage of the total revenue of the committee adviser’s employer;

•	The policies and procedures of the committee adviser’s employer that are designed to prevent conflicts of interest;

•	Any business or personal relationship of the committee adviser with a member of the ECC;

•	Any stock of the Company owned by the committee adviser; and

•	Any business or personal relationship of the committee adviser or the committee adviser’s employer with an executive officer of the Company.

Under SEC rules, the ECC must determine whether any work completed by a compensation consultant raised any conflict of interest, after taking into account the six independence-related factors listed above. For fiscal 2018, the ECC reviewed these six factors in their totality as they apply to F.W. Cook and identified no conflicts of interest.

Additional information concerning the compensation policies and objectives established by the ECC and the respective roles of our Chief Executive Officer and the compensation consultants in assisting with the determination of compensation for each of the executive officers named in the Summary Compensation Table, referred to in this proxy statement as our “named executive officers,” is included under the heading “Executive Compensation.”

Director Nominations

The nominating and governance committee identifies, recruits and recommends to our board of directors, and our board of directors approves, director nominees for election at each annual general meeting of shareholders and new directors for election by our board of directors to fill vacancies that may arise. Under the Bye-laws, any director appointed by our board of directors is required to be voted upon by shareholders at our next annual general meeting of shareholders.

The nominees for election at this annual general meeting were recommended and approved by the nominating and governance committee and our board of directors, respectively. The nominating and governance committee will consider proposals for nomination from shareholders that are made in writing to our Secretary at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. For general information regarding shareholder proposals and nominations, see “Future Shareholder Proposals and Nominations for the 2019 Annual General Meeting” included in this proxy statement.

Shareholder Communications with Our Board of Directors

Our board of directors has established a process for shareholders to send communications to our directors. If you wish to communicate with our board of directors or individual directors, you may send your communication in writing to: Chief Administration and Legal Officer, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054. You must include your name and address in the written communication and state whether you are a Marvell shareholder. The Chief Legal Officer (or other officer acting in such capacity) will compile all such communications and forward them to the appropriate director or directors or committee of our board of directors based on the subject matter, or to the director or directors to whom such communication is addressed.

Director Independence

Our board of directors has determined that, among the nonemployee nominees for director at this annual general meeting, each of Mses. Mayer and Morris, and Messrs. Brown, Hill, Khaykin, Strachan and Switz is “independent” as such term is defined by the rules and regulations of NASDAQ and the SEC. For a director to be considered independent, our board of directors must affirmatively determine that neither the director nor any member of his or her immediate family has had any direct or indirect material relationship with us within the previous three years.

Our board of directors considered relationships, transactions and/or arrangements with each of the directors and concluded that none of the seven nonemployee directors, or any of his immediate family members, has or has had within the previous three years any relationship with us that would impair his independence.

Board’s Role in Risk Oversight

Our board of directors has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our board of directors regularly reviews information regarding our liquidity, intellectual property, significant litigation matters and operations, as well as the risks associated with each of such items. Our ECC is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as well as our compensation plans that generally apply to all employees. The audit committee oversees management of financial, legal and IT compliance and security risks, as well as business continuity planning and enterprise risk management. The nominating and governance committee manages risks associated with the independence of our board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks.

During fiscal 2018, our board of directors received reports on the most important strategic issues and risks facing Marvell. In addition, our board of directors and its committees receive regular reports from our head of internal audit, our chief administration and legal officer, our chief compliance officer and other senior management regarding enterprise risk management, litigation and legal matters, compliance programs and risks and other applicable risk-related policies, procedures and limits. We believe that our leadership structure supports the risk oversight function. As indicated above, certain important categories of risk are assigned to committees that review, evaluate and receive management reports on risk.

Risks Related to Our Compensation Policies and Practices

As noted above, our ECC is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as well as our compensation plans that generally apply to all employees. In February 2018, the ECC asked F.W. Cook, the Committee’s compensation consultant, to perform a risk assessment of our compensation programs for (i) the named executive officers, (ii) the broad-based employee population, and (iii) our sales professionals. The risk assessment was reviewed in March 2018. The purpose of the review was to determine whether such programs might encourage inappropriate risk taking that could result in a material adverse effect on the Company. F.W. Cook, with the assistance of our management, reviewed these programs, taking into consideration:

•	Pay mix;

•	Caps on incentive pay;

•	Performance measures;

•	Funding mechanisms; and

•	Plan governance.

The annual risk assessment concluded that Marvell’s pay program does not contain incentives to take risk that could have a material adverse effect on the Company.

Director Stock Ownership Guidelines

As noted above, each director is expected, within five years of joining our board of directors or, for members of our board directors as of the most recent update to the stock ownership guidelines (effective September 21, 2017), to own common shares with a value equal to five times his or her annual cash retainer. Each of our current nonemployee directors has time remaining to comply with the stock ownership guidelines as of the Record Date.

Annual General Meeting Attendance

Although directors are encouraged to attend annual general meetings of shareholders, we do not have a formal policy requiring such attendance. All of our independent directors attended the 2017 annual general meeting held in June 2017.

Compensation of Directors

Nonemployee directors (“Outside Directors”) receive both cash and equity compensation for their service as directors. Directors who are also employees of Marvell during their board service do not receive any additional compensation for their service as directors.

The nominating and governance committee is responsible for reviewing the director compensation program and recommending any changes to the board. In September 2017, the nominating and governance committee reviewed our directors’ compensation relative to the peer group established for fiscal 2018 executive compensation benchmarking. The committee noted that the board of directors pay program is at or above the peer group median across all elements. Therefore, it determined that no changes to the compensation program would be made for fiscal 2018.

Cash Compensation

In fiscal 2018, we paid the following fees to our Outside Directors for their services:

Cash Compensation Element	Cash Compensation Program for Fiscal 2018
Annual Retainer	$60,000
Chairman fee	$60,000
Audit Committee Chairmanship	$25,000
Audit Committee Member	$12,500
Executive Compensation Committee Chairmanship	$20,000
Executive Compensation Committee Member	$10,000
Nominating and Governance Committee Chairmanship	$15,000
Nominating and Governance Committee Member	$7,500

The retainer fees are paid in quarterly installments in arrears and are prorated for length of service as appropriate. Directors serving on a committee receive either the applicable chairmanship fee or the ordinary membership fee, but not both. Outside Directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at board of directors and committee meetings. For a summary of the fiscal 2018 cash compensation paid to our Outside Directors, please see the Director Compensation Table below.

Beginning in September 2016, Outside Directors have the ability to elect to take their cash compensation in the form of the Company’s common shares. Such election must be made during an open trading window in accordance with the Company’s trading policies. None of the Outside Directors has made such an election to date.

Equity Compensation

Our Outside Directors are eligible to receive equity awards under the 1995 Stock Option Plan. Each Outside Director who is elected or appointed at the annual general meeting of shareholders is automatically granted, immediately following the annual general meeting of shareholders, a restricted stock unit (“RSU”) award (the “Annual RSU Award”) for a number of shares with an aggregate fair market value equal to $220,000. The Annual RSU Award vests as to 100% of the shares on the earlier of the one year anniversary of the date of grant or the next annual general meeting of shareholders. If a board member joins the board on a date after the annual general meeting of shareholders, the Annual RSU Award is pro-rated based on the board member’s length of service from joining the board until the date of the next annual general meeting.

Director Compensation Table — Fiscal 2018

The following table sets forth the total compensation paid to each of our Outside Directors serving in such capacity during any portion of fiscal 2018.

Board Members	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Tudor Brown	$70,000	$219,993	$289,993
Geraldine Elliott(2)	$35,446	$202,507	$237,953
Peter A. Feld	$85,000	$219,993	$304,993
Richard S. Hill	$120,000	$219,993	$339,993
Oleg Khaykin	$87,500	$219,993	$307,493
Michael Strachan	$72,500	$219,993	$292,493
Robert E. Switz	$85,000	$219,993	$304,993
Randhir Thakur, Ph.D.	$77,356	$219,993	$297,349

(1)	The dollar value of RSUs shown represents the grant date fair value calculated on the basis of the fair market value of the underlying common shares on the grant date, based on the closing market price on such date. The actual value that a director will realize on each RSU award will depend on the price per share of our common shares at the time shares underlying the RSUs are sold. There can be no assurance that the actual value realized by a director will be at or near the grant date fair value of the RSUs awarded.
(2)	Ms. Elliott joined the board on July 13, 2017.

The following table provides the number of shares subject to outstanding RSUs and stock options held at February 3, 2018 for each Outside Director serving in that capacity during any portion of fiscal 2018, as applicable. The RSUs vest on June 15, 2018, one year from the date of grant, except for Ms. Elliott’s RSUs which will vest on June 28, 2018. Vesting of the Outside Director RSUs is subject to the individual board member’s continued service as of the vesting date. All of the stock options are fully vested. No Outside Director currently receives stock options as compensation for his or her board service.

Board Members	Total RSU Awards Outstanding (#)		Total Stock Options Outstanding (#)
Tudor Brown	12,636		—
Geraldine Elliott	12,303	(1)	—
Peter A. Feld	12,636		—
Richard S. Hill	12,636		—
Oleg Khaykin	12,636		—
Michael Strachan	12,636		—
Robert E. Switz	12,636		—
Randhir Thakur, Ph.D.	12,636		50,000

(1)	Ms. Elliott joined the board on July 13, 2017 and, as a result, received a pro-rated grant reflecting her length of service.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Under Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement, together with the compensation tables and the narrative disclosure related thereto. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation as a whole.

The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. Our primary business objective is to create long-term value for our shareholders. To achieve this objective, the executive compensation program is intended to achieve five primary objectives:

•	Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individual executive’s role and ability to impact business performance.

•	Performance-Based: Establish an explicit link between compensation and both overall business results and shareholder returns over short- and long-term periods.

•	Long-Term Focused: Promote a long-term focus for our named executive officers through incentive compensation that vests over multiple years.

•	Aligned with Shareholders: Align the interests and objectives of our named executive officers and employees with furthering our growth and creating shareholder value through distribution of equity.

•	Equity Stake: Distribute equity to key employees to allow them to participate in the creation of shareholder value.

The ECC believes that both the elements and level of fiscal 2018 compensation for executive officers are consistent with the five primary objectives contained in our compensation philosophy, as well as the overall goal of emphasizing sustained share price growth, and that the performance-contingent equity awards further reinforce our compensation program objectives. Before casting your vote on this proposal, please review the Compensation Discussion and Analysis, and the related the compensation tables and narrative disclosure carefully to understand the design of our named executive officer compensation program.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote FOR the following resolution at the annual general meeting:

“RESOLVED, that, on an advisory and non-binding basis, the compensation of Marvell’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures be and is hereby APPROVED.”

The say-on-pay vote is advisory and, therefore, not binding on us, the ECC or our board of directors. However, the say-on-pay vote will provide us information regarding investor sentiment about our executive compensation philosophy, policies and practices, which the ECC will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our ECC value the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the ECC will evaluate whether any actions are necessary to address those concerns. The say-on-pay vote is currently provided to shareholders on an annual basis. It is anticipated that the next advisory vote to approve named executive compensation will be conducted at our 2019 annual general meeting of shareholders.

Board Recommendation and Required Vote

Our board of directors unanimously recommends that you vote FOR the approval of Proposal No. 2.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR Proposal No. 2. Assuming the presence of a quorum, the required vote is the affirmative vote of at least a simple majority of votes cast and entitled to vote at the annual general meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome.

PROPOSAL NO. 3

APPOINTMENT OF AUDITORS AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM, AND AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX REMUNERATION

In accordance with Section 89 of the Companies Act, our shareholders have the authority to appoint our auditors and independent registered public accounting firm and to authorize the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm. At the annual general meeting, shareholders will be asked to appoint Deloitte & Touche as our auditors and independent registered public accounting firm, and authorize the audit committee to fix the remuneration of the auditors and independent registered public accounting firm for the fiscal year ending February 2, 2019.

Board Recommendation and Required Vote

Our board of directors unanimously recommends that you vote FOR Proposal No. 3.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the appointment of Deloitte & Touche and the authorization of the audit committee to fix its remuneration. Assuming the presence of a quorum, the required vote is the affirmative vote of at least a simple majority of votes cast and entitled to vote at the annual general meeting. Abstentions and broker non-votes (unless the broker, bank or other nominee exercised discretionary authority to vote on such proposal) will be entirely excluded from the vote and will have no effect on the outcome. In the event that the shareholders do not re-appoint Deloitte & Touche at the annual general meeting, the existing auditors and independent registered public accounting firm shall hold office until a successor is appointed in accordance with Bermuda law and the Bye-laws.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche has been our auditors and independent registered public accounting firm for the financial statements beginning February 22, 2016 for the fiscal year ended January 28, 2017. Representatives of Deloitte & Touche are expected to be present at the annual general meeting, and they will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions from shareholders.

Fees Paid to Deloitte & Touche

In addition to retaining Deloitte & Touche to audit the consolidated financial statements for fiscal 2017, we retained Deloitte & Touche to provide certain other professional services in fiscal 2017. Because Deloitte & Touche was newly appointed in February 2016 and because our financial statements had been delayed and several material weaknesses were identified in our financial controls, and because we were the subject of an investigation by government agencies, fees for fiscal 2017 were substantially higher than would typically be the case. The aggregate fees billed for fiscal 2018 and fiscal 2017 for each of the following categories of services are as follows:

Fees Billed to the Company	Fiscal 2018	Fiscal 2017
Audit fees(1)	$8,405,877	$10,247,308
Audit related fees(2)	686,088	544,575
Tax fees(3)	112,275	106,155
All other fees(4)	35,265	132,712

Total Fees	$9,239,505	$11,030,749

(1)	Includes fees for audit services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements.
(2)	Includes fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including procedures to support statutory requirements and certain due diligence related to acquisitions.
(3)	Includes fees for tax compliance and advice and foreign tax matters.
(4)	Includes fees for all other non-audit services, including permissible business and advisory consulting services and a subscription to an accounting regulatory database.

Policy on Pre-Approval and Procedures

The engagement of Deloitte & Touche for non-audit accounting and tax services performed for us is limited to those circumstances where these services are considered integral to the audit services that Deloitte & Touche provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the company engages Deloitte & Touche require pre-approval by the audit committee. All audit and permitted non-audit service fees were pre-approved by the audit committee.

Section 10A(i)(3) of the Securities Exchange Act of 1934 permits an audit committee to delegate to one or more designated members of the audit committee who are independent directors of the board of directors the authority to grant preapprovals required by such Section 10A(i). In February 2016, the audit committee approved a policy that allows the chairman of the audit committee to pre-approve audit and non-audit services to be provided by Deloitte & Touche without further approval of the full committee, on a case-by-case basis, provided the fees and expenses for such services do not exceed $250,000 per engagement and that all such pre-approvals are communicated to the full committee, for informational purposes only, at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended February 3, 2018. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference in such filing.

The Audit Committee has reviewed and discussed our audited financial statements with management. The audit committee has reviewed and discussed the audited financial statements with Deloitte & Touche LLP including such items as are required to be discussed by Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The audit committee has received from the independent registered public accounting firm, Deloitte & Touche LLP the written disclosures and the letter required by the Public Company Accounting Oversight Board, and the audit committee has discussed with Deloitte & Touche LLP the independence of the independent registered public accounting firm.

After review of the discussions and written correspondence described above, as well as such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to our board of directors that the audited financial statements for the last fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2018. The audit committee appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending February 2, 2019, subject to our shareholders approving such appointment at the 2018 annual general meeting of shareholders.

The Audit Committee of the Board of Directors

Robert Switz, Chairman

Michael Strachan

Dr. Randhir Thakur

EXECUTIVE OFFICERS OF THE COMPANY

The following table shows information about our executive officers as of the Record Date:

Executives	Age	Position(s)
Matthew J. Murphy	45	President and Chief Executive Officer
Jean Hu	54	Chief Financial Officer
Daniel Christman	46	EVP, Storage Business Group
Mitchell Gaynor	58	EVP, Chief Administration and Legal Officer and Secretary
Neil Kim	59	EVP, Chief Technology Officer
Christopher Koopmans	41	EVP, Networking and Connectivity
Thomas Lagatta	60	EVP, Worldwide Sales and Marketing
Andrew Micallef	53	EVP, Chief Operations Officer

Matthew J. Murphy is Marvell’s President and Chief Executive Officer. He has led the company since joining in July 2016 and also serves as a member of company’s board of directors. In his role as CEO, Matt is responsible for leading new technology development, directing ongoing operations and driving Marvell’s growth strategy. Prior to joining Marvell, Matt worked for Maxim Integrated for 22 years, where he advanced through a series of business leadership roles over two decades. Most recently, he was Executive Vice President, Business Units, Sales and Marketing. In this capacity he had company-wide profit and loss responsibility, leading all product development, sales and field applications, marketing and central engineering. From 2011 to 2015, he was Senior Vice President of the Communications and Automotive Solutions Group, leading the team that developed differentiated solutions for those markets. From 2006 to 2011, he was Vice President, Worldwide Sales & Marketing during a time when Maxim’s sales expanded significantly. Prior to 2006, he served in a variety of business unit management and customer operations roles. In prior roles, Matt led the company’s communications, data center, and automotive business groups, all of which experienced significant growth under his leadership. Matt earned a B.A. from Franklin & Marshall College and is a graduate of the Stanford Executive Program.

Jean Hu has served as Marvell’s Chief Financial Officer since August 2016. In this role, Jean is responsible for the company’s financial planning and strategy, accounting and reporting, treasury and tax, as well as investor relations. Jean has a proven track record with almost 20 years of financial leadership in the semiconductor industry. She joined Marvell from QLogic Corporation, where she was SVP and CFO; she also held the Acting CEO role at QLogic from May 2013 to February 2014 and since August 2015. From 2004 to 2011, she held several senior positions at Conexant Systems, Inc., including CFO, Treasurer and SVP of Business Development. Jean earned a Ph.D. in Economics from Claremont Graduate University and a B.S. in Chemical Engineering from Beijing University of Chemical Engineering.

Daniel Christman has served as Executive Vice President of the Storage Business Group since January 2017. In this role, Dan oversees Marvell’s HDD, SSD and Networked Enterprise Storage solutions. Dan joined Marvell in 2016 as Executive Vice President of Strategic Planning, before assuming his current role in 2017. From March 2015 through August 2016, Dan served as Chief Marketing Officer at ESS Technology, where he was responsible for product roadmaps and strategy, as well as marketing and global customer relationships. Prior to that time, Dan spent 17 years at Maxim Integrated in various executive and general management roles, where he earned a reputation for his ability to identify new market trends, grow new revenue streams and transform struggling business units into profitable growth engines. From 2011 through 2015, he served as Maxim’s Vice President and General Manager of the Human Interface Business Unit. Dan earned a B.S. in Electrical Engineering from Rensselaer Polytechnic Institute and a B.S. in Physics from SUNY Oneonta and is a graduate of the Stanford Executive Program.

Mitchell Gaynor has served as Executive Vice President, Chief Administration and Legal Officer and Secretary since May 2017, having previously served as our Executive Vice President, Chief Legal Officer and

Secretary since May 2016. From 2004 through 2015, Mitch served as General Counsel and held a variety of executive roles at Juniper Networks, Inc., most recently serving as Executive Vice President, General Counsel, and Secretary. Previous to Juniper, he served as Vice President and General Counsel at Portal Software, Inc. from 1999 to 2004 and in senior legal roles at Sybase, Inc. from 1993 to 1999, including General Counsel from 1997 to 1999. Mitch began his legal career at Brobeck, Phleger and Harrison, LLP in 1984. He holds a Juris Doctor degree from the University of California, Hastings College of the Law, and a B.A. in History from the University of California, Berkeley.

Neil Kim has served as the Executive Vice President and Chief Technology Officer since April 2017. In this role, Neil oversees Marvell’s advanced technology and process development efforts. Prior to joining Marvell in 2017, Neil served as the Executive Vice President of Operations and Central Engineering at Broadcom, where he was responsible for all centralized engineering development, global operations and procurement. During his 17-year tenure at Broadcom, he also held a variety of senior management positions in engineering. Prior to joining Broadcom in 2000, he was the Vice President of Engineering at Western Digital. A holder of 33 patents, he earned his B.S.E.E. from the University of California, Berkeley.

Christopher Koopmans has served as Executive Vice President, Networking and Connectivity since July 2016. Prior to joining Marvell in 2016, Chris served as Vice President and General Manager of Service Provider Platforms at Citrix Systems from July 2012 through May 2016, where he drove the company’s strategy for the communications service-provider market. Chris joined Citrix with the acquisition of ByteMobile in 2012, a company he had co-founded and served as COO. During his tenure at ByteMobile, Chris was instrumental in defining and executing the company’s strategy for video optimization and traffic management products. Before joining ByteMobile, he worked as an engineer at Intel Corporation and SGI. Chris earned a B.S. from the University of Illinois and was subsequently awarded a National Science Foundation Graduate Research Fellowship. He has 15 patents issued or pending.

Thomas Lagatta has served as Executive Vice President, Worldwide Sales and Marketing since December 2016. In this role, Tom is responsible for Marvell’s direct and channel sales, sales operations, marketing, and corporate communications. Prior to joining Marvell in 2016, Tom served as President and CEO of Numecent, a late-stage cloud start-up, from January 2015 through December 2016. From June 2002 to January 2014, he served in a variety of executive leadership roles at Broadcom, including EVP of Business Development, EVP of Worldwide Sales, and SVP and General Manager of the Enterprise Computing Group. Over the course of his career, he has also held sales and business unit leadership roles at Anadigics, Avnet and Symbios. Tom earned an M.S. in Electrical Engineering from the University of Southern California and a B.S. in Electrical Engineering from The Ohio State University.

Andrew Micallef has served as Executive Vice President and Chief Operations Officer since June 2016. He is responsible for overseeing all of the Company’s manufacturing, procurement, supply chain management, logistics, quality, product and test engineering, as well as its information technology and facilities. In his role, Andy is also responsible for Marvell’s chip production and managing relationships with related vendors and process partners and is a 16-year veteran of the semiconductor industry. Prior to joining Marvell in 2016, he held key leadership roles in operations at Intersil from January 2015 through June 2016, Audience from July 2010 through January 2015, LSI from April 2007 through July 2010, and Agere Systems from September 2006 to April 2007. He has also played key operations and finance roles at Fujitsu-ICL Systems and IBM. Andy began his career as a mechanical and fluid systems design engineer with General Dynamics. He holds an M.B.A. and an M.S. in Mechanical Engineering from the University of Michigan, and a B.S. in Mechanical Engineering from the University of Notre Dame.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our shares as of the Record Date, except as noted otherwise, for: `

•	Each person or entity who is known by us to own beneficially more than 5% of our outstanding shares;

•	Each of our directors and nominees for director;

•	Each of our named executive officers named in the Summary Compensation Table of this proxy statement; and

•	All directors and executive officers as a group.

Unless otherwise indicated, the address of each of the beneficial owners is c/o Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, CA 95054.

	Shares Beneficially Owned(1)
Name	Number	Percent**
5% Shareholders:
FMR LLC(2)	53,104,188	10.6%
245 Summer Street
Boston, Massachusetts 02210
T. Rowe Price Associates, Inc.(3)	51,734,882	10.4%
100 E. Pratt Street
Baltimore, Maryland 21202
Starboard Value LP(4)	33,720,786	6.7%
777 Third Avenue, 18th Floor
New York, New York 10017
The Vanguard Group(5)	33,685,594	6.7%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

Directors and Named Executive Officers:
Richard S. Hill, Chairman of the Board(6)	54,906	*
Matthew J. Murphy, President and CEO, Director(7)	115,708	*
Tudor Brown, Director(8)	20,647	*
Oleg Khaykin, Director(9)	43,204	*
Bethany Mayer, Director(10)	1,275	*
Donna Morris, Director(11)	1,275	*
Michael Strachan, Director(12)	59,326	*
Robert Switz, Director(13)	33,204	*
Jean Hu, Chief Financial Officer	24,619	*
Neil Kim, EVP Chief Technology Officer(14)	28,029	*
Mitchell Gaynor, EVP Chief Administration and Legal Officer and Secretary(15)	40,228	*
Thomas Lagatta, EVP Worldwide Sales and Marketing	20,588	*
All directors and executive officers as a group (15 persons)(16)	528,644	*

*	Less than one percent.
**	The percentage of beneficial ownership for the following table is based on 499,766,409 shares issued on the Record Date.
(1)

Unless otherwise indicated, to our knowledge, all persons listed have sole voting and investment power with respect to their shares, except to the extent authority is shared by spouses under applicable law. The number of shares beneficially owned by each shareholder is determined in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares with respect to which the shareholder has sole or shared voting or investment power and any shares that the shareholder has a right to acquire within 60 days after May 9, 2018 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding shares, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has converted options or warrants into shares. Unless otherwise noted, the amounts shown are based on information furnished by the people named.
(2)	Based solely on information on Schedule 13G/A filed with the SEC on April 10, 2018
(3)	Based solely on information on Schedule 13G/A filed with the SEC on March 12, 2018.
(4)	Based solely on information on Schedule 13D/A filed with the SEC on November 11, 2017. Represents an aggregate of 33,720,786 shares beneficially owned by Starboard Value LP and its affiliates. Includes (i) 1,772,606 shares held in a certain account managed by Starboard Value LP (the “Starboard Value LP Account”), (ii) 13,495,491 shares beneficially owned by Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”), (iii) 1,588,369 shares beneficially owned by Starboard Value and Opportunity S LLC (“Starboard S LLC”), (iv) 877,932 shares beneficially owned by Starboard Value and Opportunity C LP (“Starboard C LP”), (v) 9,310,245 shares beneficially owned by Starboard Leaders Juliet LLC (“Starboard Juliet LLC”), (vi) 3,792,301 shares beneficially owned by Starboard Leaders Select II LP (“Starboard Select II LP”) and (vii) 2,883,842 shares beneficially owned by Starboard T Fund LP (“Starboard T LP”). Starboard Value R LP (“Starboard R LP”), as the general partner of Starboard C LP, may be deemed the beneficial owner of the shares owned by Starboard C LP. Starboard Value R GP LLC (“Starboard R GP”), as the general partner of Starboard R LP, may be deemed the beneficial owner of the shares owned by Starboard C LP. Starboard Leaders Fund LP (“Starboard Leaders Fund”), as a member of Starboard Juliet LLC, may be deemed the beneficial owner of the shares owned by Starboard Juliet LLC. Starboard Leaders Select II GP LLC (“Starboard Select II GP”), as the general partner of Starboard Select II LP, may be deemed the beneficial owner of the shares owned by Starboard Select II LP. Starboard Leaders Select Fund LP (“Starboard Select Fund”), as the sole member of Starboard Select II GP, may be deemed the beneficial owner of the shares owned by Starboard Select II LP. Starboard Value A LP (“Starboard A LP”), as the general partner of Starboard Leaders Fund, Starboard Select Fund and Starboard T LP and the managing member of Starboard Juliet LLC, may be deemed the beneficial owner of the shares owned by Starboard Juliet LLC, Starboard Select II LP and Starboard T LP. Starboard Value A GP LLC (“Starboard A GP”), as the general partner of Starboard A LP, may be deemed the beneficial owner of the shares owned by Starboard Juliet LLC, Starboard Select II LP and Starboard T LP. Starboard Value LP, as the investment manager of Starboard V&O Fund, Starboard C LP, Starboard Juliet LLC, Starboard Select II LP, Starboard T LP, and the Starboard Value LP Account and the manager of Starboard S LLC, may be deemed the beneficial owner of the shares owned by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard Juliet LLC, Starboard Select II LP, Starboard T LP, and the shares held in the Starboard Value LP Account. Starboard Value GP LLC (“Starboard Value GP”), as the general partner of Starboard Value LP, may be deemed the beneficial owner of the shares owned by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard Juliet LLC, Starboard Select II LP, Starboard T LP, and the shares held in the Starboard Value LP Account. Starboard Principal Co LP (“Principal Co”), as a member of Starboard Value GP, may be deemed the beneficial owner of the shares owned by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard Juliet LLC, Starboard Select II LP, Starboard T LP, and the shares held in the Starboard Value LP Account. Starboard Principal Co GP LLC (“Principal GP”), as the general partner of Principal Co, may be deemed the beneficial owner of the shares owned by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard Juliet LLC, Starboard Select II LP, Starboard T LP, and the shares held in the Starboard Value LP Account. Each of Jeffrey C. Smith, Mark R. Mitchell and Peter A. Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of the shares owned by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard Juliet LLC, Starboard Select II LP, Starboard T LP, and the shares held in the Starboard Value LP Account.
(5)	Based solely on information on Schedule 13G/A filed with the SEC on February 8, 2018.
(6)	Includes 12,636 restricted stock units scheduled to vest within 60 days after May 9, 2018.

(7)	All shares are held by the Matthew and Laura Murphy Family Trust UTD 7/10/2007 of which Mr. Murphy and his spouse are the trustees.
(8)	Includes 12,636 restricted stock units scheduled to vest within 60 days after May 9, 2018.
(9)	Includes 12,636 restricted stock units scheduled to vest within 60 days after May 9, 2018.
(10)	Consists of 1,275 restricted stock units scheduled to vest within 60 days after May 9, 2018.
(11)	Consists of 1,275 restricted stock unit scheduled to vest within 60 days after May 9, 2018.
(12)	Includes 11,298 shares held by the Strachan Revocable Trust DTD 1/26/01 of which Mr. Strachan is a trustee and beneficiary; 7,860 shares held by Mr. Strachan’s IRA; 7,830 shares held by his spouse’s IRA; and 19,704 shares held directly by Mr. Strachan. Also includes 12,636 restricted stock units scheduled to vest within 60 days after May 9, 2018.
(13)	Includes 12,636 restricted stock units scheduled to vest within 60 days after May 9, 2018.
(14)	Includes 26,628 restricted stock units scheduled to vest within 60 days after May 9, 2018.
(15)	Includes 17,916 restricted stock units scheduled to vest within 60 days after May 9, 2018.
(16)	Includes 146,106 restricted stock units scheduled to vest within 60 days after May 9, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, our officers and directors and persons who beneficially own more than 10% of our shares are required to file with the SEC and furnish to us reports of ownership and change in ownership with respect to all our equity securities. Based solely on our review of the copies of such reports received by us during or with respect to the fiscal year ended February 3, 2018, and representations from such reporting persons, we believe that our officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to such individuals, except that one Form 4 for Neil Kim, the Company’s Chief Technology Officer, and two Form 4s for David Caron, the Company’s Chief Accounting Officer and Controller, were filed late as a result of administrative errors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes compensation paid to the following named executive officers for fiscal year 2018, which ran from January 29, 2017 through February 3, 2018:

•	Matthew J. Murphy, President and Chief Executive Officer

•	Jean Hu, Chief Financial Officer

•	Neil Kim, Executive Vice President and Chief Technical Officer

•	Mitchell Gaynor, Executive Vice President, Chief Administration and Legal Officer and Secretary

•	Thomas Lagatta, Executive Vice President, Worldwide Sales and Marketing

Executive Summary

Fiscal Year 2018 Highlights

Under the leadership of Mr. Murphy and Marvell’s new management team, the Company achieved significant financial and operational results and delivered a year of value creation for our shareholders. Highlights include:

•	Our share price increased from $15.09 on the last trading day of fiscal 2017 to $22.43 on the last trading day of fiscal 2018.

•	We improved our GAAP gross margin from 57.3% in the fourth quarter of fiscal 2017 to 60.7% in the fourth quarter of fiscal 2018.

•	We returned a total of $647 million in cash to our shareholders through repurchases of common stock and cash dividends, up from $310 million in fiscal 2017.

•	For the sixth consecutive year, we were named to Clarivate Analytics’ Top 100 Global Innovators list. Formerly known as the Thomson Reuters Top 100 Global Innovators, the program honors the world’s most innovative organizations based on an analysis of patent volume, patent-grant success rates, global reach and invention influence.

Corporate Governance Framework: What We Do and What We Don’t Do

The Company’s executive compensation corporate governance framework includes the following practices, each of which reinforces our executive compensation objectives:

WHAT WE DO	WHAT WE DON’T DO
✓ We emphasize the use of performance-based incentives, including approximately 60% of executive officers’ annual equity grant value.	✗ We do not have an above-median pay philosophy for executive officers.
✓ The ECC retains the services of an independent executive compensation consultant who provides services directly to the ECC.	✗ We prohibit golden parachute excise tax-gross-ups for all or our executive officers.
✓ We regularly review the peer group we use for compensation comparisons to ensure that it appropriately aligns with our revenue and market capitalization.	✗ We prohibit our directors, officers and employees from engaging in hedging or monetization transactions, including short sales or transactions in publicly traded options, and generally prohibiting the pledging of Company securities as collateral.
✓ We have stock ownership guidelines for executives and non-employee directors.	✗ We do not provide for single-trigger equity vesting in the event of a change-in-control.
✓ We have a “claw back” policy with respect to recoupment of CEO and CFO bonuses in the event of a restatement.
✓ We have independent Board oversight and review the risk profile of compensation plans annually.
✓ We conduct an annual say-on-pay vote.

Overview of Executive Compensation

Our executive compensation program, overseen by our Executive Compensation Committee (“ECC”), is designed to be consistent with our pay for performance philosophy. To support the Company’s continued transformation and advancement, our compensation program links our financial and operational performance and the short-and long-term incentives used to reward our executives. The program is designed to deliver a mix of fixed and variable compensation weighted toward performance and shareholder value, putting a substantial portion of each executive’s total compensation “at risk.”

Compensation Philosophy and Objectives

The Company’s compensation philosophy is to pay for performance with the primary intention of creating long term value for our shareholders. To achieve that, our executive compensation program is based on the following objectives:

•	Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individual executive’s role and ability to impact business performance;

•	Performance-Based: Establish an explicit link between compensation and both overall business results and shareholder returns over short- and long-term periods;

•	Long-Term Focused: Promote a long-term focus for our named executive officers through incentive compensation that vests over multiple years;

•	Aligned with Shareholders: Align the interests and objectives of our named executive officers and employees with furthering our growth and creating shareholder value through distribution of equity; and

•	Equity Stake: Distribute equity to key employees to allow them to participate in the creation of shareholder value.

Key Changes to Our Executive Compensation Program for Fiscal 2018

The ECC engages in an ongoing review of the Company’s executive compensation and benefits programs to ensure that they support the Company’s compensation objectives, as described above. For fiscal 2018, the ECC made the following changes:

•	Modifications were approved to the peer group against which Marvell benchmarks compensation. Two companies were removed: Atmel Corporation, which was acquired by Microchip Technology, and NVIDIA Corporation, which is significantly larger in size than Marvell. To ensure a robust and balanced sample, the ECC increased the peer group size from 16 to 20 companies, with Marvell’s revenue set in the middle of the peer group at the time it was determined.

•	The ECC approved revisions to the Annual Incentive Plan to include a threshold, non-GAAP, earnings-per-share performance goal that must be met for the plan to pay out, and increased the number of financial performance metrics from two to three.

Advisory Vote on Executive Compensation (“Say on Pay”)

We hold advisory votes to approve named executive officer compensation on an annual basis. At our 2017 annual general meeting of shareholders, we received support from approximately 95% of shareholders voting on the proposal for our fiscal 2017 named executive officer compensation program, up from approximately 89% for fiscal 2016. We are pleased that our shareholders have responded positively to the changes to our compensation program. The Company did not make any changes to its compensation program as a direct result of the 2017 say-on-pay vote.

The ECC continues to review and refine our compensation program design to align the program with appropriate incentives to drive an increase in shareholder value.

Determining Compensation for Our Named Executive Officers

The Role of the ECC

The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. The ECC members are independent members of the Board, as determined under the rules of NASDAQ, the SEC and Internal Revenue Code (“Code”).

As part of its responsibilities, the ECC conducts an annual review of the base salary, bonus and equity awards made to our Named Executive Officers and determines and approves their compensation packages and payouts. The ECC is assisted in this review by F.W. Cook, its independent compensation consultant, and by senior members of the Company’s human resources and legal organizations.

The Role of the Compensation Consultant

Under its charter and in accordance with SEC and NASDAQ rules, the ECC has the authority to directly select and retain the services of its own independent compensation consultant who reports to the committee’s chairman. In January 2017, the ECC engaged the services of F.W. Cook as its independent consultant. During fiscal 2018, F.W. Cook provided no services to Marvell other than services to the ECC, and worked with the Company’s management, as directed by the ECC, only on matters for which the ECC is responsible. The ECC retains its independent compensation consultant to provide information, analysis and advice regarding executive compensation; however, the ECC makes all decisions regarding the compensation of our executive officers.

The F.W. Cook consultant attended meetings of the ECC during fiscal 2018, and provided the following services:

•	Reviewed Company’s peer group for executive compensation purposes for fiscal and provided recommendations for changes to the group;

•	Evaluated the competitive positioning of our named executive officers’ base salaries, annual incentive and long-term incentive compensation relative to our peer companies to support fiscal 2018 decision-making;

•	Advised on fiscal 2018 target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;

•	Assessed whether our compensation programs might encourage inappropriate risk taking that could have a material adverse effect on us and assisted with considering risk mitigation policies such as the stock ownership guidelines; and

•	Assisted with the preparation of this Compensation Discussion and Analysis for this proxy statement.

The Role of Management

One key objective of the executive compensation program is to align the executive compensation program with shareholders’ interests and our business strategy. To gain insight on day-to-day operations and what rewards and incentives would be most effective to achieve this alignment, the ECC may receive input from senior management members. During fiscal 2018, the ECC also consulted with senior members of the Company’s human resources and legal organizations when formulating compensation plans, and members of those groups attended certain ECC meetings. While the ECC seeks the input of management in its compensation deliberations, the ECC regularly meets in executive session without any members of management, and no executive officer participates in the ECC’s deliberations over any component of his or her own compensation.

The Role of the Chief Executive Officer

Mr. Murphy meets with the ECC at its request and makes compensation recommendations for the senior executives who report to him and does not make a recommendation with respect to his own compensation. The senior executives are not present at the time such recommendations are made. Mr. Murphy’s recommendations are based in part upon the compensation information gathered by F.W. Cook and the Company’s human resources professionals. Mr. Murphy shares with the ECC his evaluation of each executive’s performance and contributions. The ECC considers each executive’s scope of responsibilities and experience, and balances these against competitive compensation levels, including retention requirements and succession potential.

The Role of Peer Groups and Benchmarking – Market Analysis

The ECC considers relevant market pay practices when setting executive compensation. Market practices, or benchmarks, are based on peer group proxy data. In March 2017, the ECC reviewed the Company’s peer group for fiscal 2018. As noted above, F.W. Cook suggested, and the ECC approved, certain revisions to the group, with the result that the median peer company revenue and market capitalization were reduced and more closely aligned with Marvell than the fiscal 2017 peer group. The ECC removed Atmel Corporation and NVIDIA Corporation from the fiscal 2017 peer group and added six additional companies: Cavium, Inc., Ciena Corporation, Cirrus Logic, Inc., F5 Networks, Integrated Device Technology, Inc., and Silicon Laboratories, Inc. The twenty peer companies and their revenue and market capitalization as of January 31, 2017 are as follows:

Advanced Micro Devices, Inc.	✓	Integrated Device Technology, Inc.	✓	ON Semiconductor Corporation	✓
Analog Devices, Inc.	✓	Juniper Networks, Inc.		Qorvo, Inc.	✓
Cavium, Inc.	✓	Lam Research Corporation	✓	Silicon Laboratories Inc.
Ciena Corporation		Linear Technology Corporation		Skyworks Solutions, Inc.	✓
Cirrus Logic, Inc.	✓	Maxim Integrated Products, Inc.	✓	Teradyne, Inc.	✓
Cypress Semiconductor Corp	✓	Microchip Technology Incorporated	✓	Xilinx, Inc.	✓
F5 Networks.		Microsemi Corporation	✓

		Revenue		Market Capitalization
75th Percentile		$3.5B		$15.3B
Median		$2.3B		$8.8B
25th Percentile		$1.5B		$4.3B
Marvell		$2.3B		$7.9B

✓	indicates company is on PHLX Semiconductor Sector Index

Elements of Compensation

Our executive compensation program consists of four primary elements: base salary, short-term incentives, long-term incentives and employee benefits.

Annual Base Salary

Our base salary represents the fixed component of our executive compensation program. Base salaries are provided to:

•	Recognize expertise, skills, knowledge and responsibilities of executives;

•	Reward individual performance and contribution to our overall business goals; and

•	Attract and retain executive talent by providing competitive fixed base salaries.

Annual Incentive Plan

Our short-term cash incentive program, Annual Incentive Plan (“AIP”), is designed to:

•	Provide additional focus on the achievement of critical annual company goals;

•	Align cash compensation with actual Company performance;

•	Provide competitive total cash targets to attract and retain executive talent; and

•	Reward executives for achievement of Company goals.

Long-Term Incentive Equity Awards

Our long-term incentive compensation (“LTI”) is granted in the form of equity (i.e., performance-based and time-based restricted stock units) and is designed to:

•	Attract and retain critical executive talent by providing competitive earnings opportunity through equity programs;

•	Align the interests of executives and our shareholders;

•	Focus executives on achieving and sustaining longer-term business results; and

•	Reward and differentiate superior Company and executive performance.

Benefits and Perquisites

Our named executive officers are eligible to participate in our life, health and welfare benefit programs and our tax-qualified Section 401(k) plan on the same terms and conditions as our other salaried employees. In January 2017, the Company match for contributions to the 401(k) plan was increased to a maximum of $3,000 per year and was subsequently increased to a maximum of $4,000 per year for contributions made in fiscal 2019.

We provide a life insurance benefit to all salaried employees, including our named executive officers, at the rate of two-and-a-half times annual base salary (rounded to the higher multiple of $1,000) or $1,000,000, whichever is less. Life insurance coverage is reduced by 35% at age 70 and by 50% at age 75.

We offer all employees, including our named executive officers, the ability to purchase our common shares at a discount under our 2000 Employee Stock Purchase Plan (the “ESPP”). As of the end of fiscal 2018, all of the named executive officers participated in the ESPP.

Current named executive officers did not receive any material employee benefits or perquisites in fiscal 2018 other than the employee benefits and perquisites provided to all employees, except that Mr. Kim received a $200,000 relocation allowance in connection with joining Marvell, a portion of which is subject to repayment if he voluntarily terminates his employment within twenty-four months of his date of hire.

Executive Compensation Program for Fiscal 2018 (January 30, 2017 – February 3, 2018)

In March 2017, the ECC reviewed our executive compensation program, both in the context of our pay-for-performance philosophy and from a market perspective, and generally targeted total direct compensation for our named executives near the peer group median for fiscal 2018, which was 57% lower in fiscal 2018 than fiscal 2017 since fiscal 2017 included special one-time awards related to hire that were not continued in fiscal 2018.

Base Salary

The ECC made no changes to base salaries from fiscal 2017 to fiscal 2018 since all of the named executive officers at the time had not yet served a full year in their positions. Mr. Kim joined Marvell in April 2017, and his base salary was determined by taking into account external peer group benchmarks and internal pay equity.

Executives	Fiscal 2018 Base Salary
Matthew J. Murphy	$750,000
Jean Hu	$450,000
Neil Kim	$450,000
Mitchell Gaynor	$450,000
Thomas Lagatta	$400,000

AIP Design

The ECC reviewed the Company’s AIP design and made no changes to the target bonus opportunity as a percentage of base salary for the named executive officers other than Mr. Kim. Mr. Kim was hired in April 2017, and the ECC established his target bonus opportunity using the same criteria it used to determine his base salary.

Executives	Base Salary	In 000’s Target Annual Bonus %	Target Annual Bonus $

Matthew Murphy	$750	150%	$1,125
Jean Hu	$450	100%	$450
Neil Kim	$450	75%	$338
Mitchell Gaynor	$450	75%	$338
Thomas Lagatta	$400	75%	$300

The ECC made certain changes to the AIP design for fiscal 2018. Under the revised AIP, in order for an executive to be eligible to receive a cash bonus, the Company had to meet a threshold non-GAAP earnings-per-share goal, adjusted to exclude M&A/divestiture expense, litigation expense, equity compensation expense, and restructuring costs. Payouts may range between 0% and 200% of target. If the threshold performance goal was not met, no bonuses would be payable under the AIP.

If the Company’s threshold performance goal is met, the fiscal 2018 AIP then provides for potential payouts based on the Company’s (i) revenue, (ii) gross margin percentage (defined as non-GAAP cost of sales from continuing operations divided by revenue), and (iii) operating margin percentage (defined as non-GAAP operating income from continuing operations divided by revenue).

The ECC determined that, while the threshold performance goal was reasonably likely to be met, the additional performance goals were reasonably difficult to meet at target and very difficult to meet at maximum performance. As in fiscal 2017, the ECC did not include an individual strategic objective. However, the ECC retains discretion to adjust actual AIP payment levels down for a participant to take into account individual performance. For fiscal 2018, payouts for all of the named executive officers were based solely on the Company’s performance against the pre-established financial metrics.

Performance Against Goals

The Company’s threshold performance goal was non-GAAP earnings per share of $0.10. The Company’s actual performance was $1.19 per share on a non-GAAP basis, which exceeded the threshold, thereby allowing the ECC to consider payment under the AIP. The following table presents the fiscal 2018 AIP goals established by the ECC at threshold, target, high and maximum performance levels, and the actual fiscal 2018 performance for each of these metrics, each of which was tied to the annual operating plan approved by the board of directors.

	Annual Operating Plan				Scoring
Performance Metric(1)	Threshold	Target	High	Max	Actual	Score	Weight
Revenue (in 000’s)	$2,150	$2,361	$2,600	$2,850	$2,409	110%	30%
Gross Margin (%)	55%	58%	61%	63%	61.4%	150%	30%
Operating Income Margin (%)	11%	20%	28%	35%	25.9%	131%	40%
Payout (% of Target)	0%	100%	150%	200%		131%

(1)	Gross margin percentage is defined as non-GAAP cost of sales from continuing operations divided by revenue, and operating margin percentage is defined as non-GAAP operating income from continuing operations divided by revenue.

As a result of the Company’s performance against its financial objectives, each named executive officer was eligible to be paid 131% of his or her target bonus percentage of salary, as set forth below (in 000’s):

Executives	Base Salary	Target Annual Bonus	Funding Factor	Actual Payout $
Matthew Murphy	$750	$1,125	131%	$1,474
Jean Hu	$450	$450	131%	$590
Neil Kim	$450	$338	131%	$344	(1)
Mitchell Gaynor	$450	$338	131%	$442
Thomas Lagatta	$400	$300	131%	$393

(1)	Mr. Kim’s bonus was pro-rated by approximately 78% to take into account his length of service in fiscal 2018.

Discretionary Cash Bonuses

The ECC has the discretion to award discretionary cash bonuses outside of the AIP in recognition of individual performance, although it historically does not exercise this discretion on a regular basis. For fiscal year 2018, none of the named executive officers received a discretionary bonus in addition to their awards under the AIP. However, Neil Kim received a sign-on bonus of $500,000 in connection with his commencement of employment with the Company, subject to pro-rata repayment in the event Mr. Kim voluntarily terminates his employment within one year of his date of hire.

Measurement of Financial Performance Metric (FPM) Units Granted in FY17

The FPM Units granted to the executive officers in fiscal year 2017 had a performance period covering fiscal years 2017 and 2018. Performance was measured against the metrics set forth below as of the close of fiscal 2018.

Metric(1)	Weight	Measurement Period	Below Threshold	Threshold	Target	Maximum	FY18 Performance	Attainment
Non-GAAP Gross Margin (% of Revenue)	30%	FY17-FY18 (Average)	<55.1%	55.10%	56.6%	57.2%	58.8%	200%
Non-GAAP Operating Income	70%	FY17-FY18 (Total)	<549M	$549M	$764M	$890M	$962M	200%
Payout as % of Target			0%	50%	100%	200%		200%

(1)

Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other related charges, litigation settlement, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core business.

Each participating executive officer earned shares at 200% of target. Mr. Murphy’s target was 105,078 shares; Ms. Hu’s target was 39,473 shares; Mr. Gaynor’s target was 21,015 shares; and Mr. Lagatta’s target was 12,422 shares. Mr. Kim was not eligible to receive an FY17 FPM Unit grant because he was not employed by the Company at the time of grant. The earned shares will vest on the third anniversary of the vesting start date, subject to the grantee’s continued employment on the vesting date.

Equity Grant (Long-Term Equity Awards) Plan Design for FY18

When reviewing the equity long-term incentive plan design for fiscal 2018, the ECC considered a number of factors, including the appropriateness of each equity vehicle and mix (performance-based and time-based awards), both in the context of our compensation philosophy and the competitive market. The ECC also evaluated the overall cost, including shareholder dilution. As such, the ECC set an upper limit on the number of shares that could be used for awards granted to our executive officers and the overall employee population.

For fiscal 2018, the equity grants awarded our named executive officers consist entirely of RSUs, of which:

•	Approximately 60% are performance-based RSUs, half of which are based on relative total shareholder return against the constituents of the Philadelphia Semiconductor Index (“TSR Units”) measured over a three-year period ending in fiscal 2020, and half of which are based on pre-established financial performance metrics (“FPM Units”) that reflect the two-year strategic plan and are measured as of the end of fiscal 2019 and subsequently vest in fiscal 2020, subject to the grantee’s continued employment on the vesting date.

•	Approximately 40% are time-based RSUs (“Time-Based Units”) that vest over three years at a rate of 33%, 33% and 34% of the units on each of the anniversaries of the vesting start date, subject to the grantee’s continued employment on the vesting date.

The TSR Units vest on the third anniversary of the vesting start date based on achievement of performance objectives relating to the relative TSR of Marvell’s stock as compared to the TSR of the constituent companies of the Philadelphia Semiconductor Sector Index over the performance period measured from April 15, 2017 through April 5, 2020, and subject to the grantee’s continued employment through the third anniversary of the vesting start date and a 120 trading day average price is used to determine both the beginning and ending stock price for the relative TSR calculation. The percentage of TSR Units that could vest is as follows, with interpolation of the payout percentages for TSR between the 25th and 75th percentiles:

Below 25th Percentile	25th Percentile	50th Percentile	75th Percentile
0%	50%	100%	150%

The fiscal 2018 FPM grants vest subject to the following financial performance metrics:

•	30% based on fiscal 2019 revenue growth compared to fiscal 2017; and

•	70% based on total non-GAAP operating income for fiscal years 2018 and 2019.

The percentage of FPM Units that could vest remains 0% below threshold, 50% at threshold, 100% at target and 200% at maximum performance, measured at the end of fiscal year 2019. The earned units, if any, then vest on the three-year anniversary of the grant date.

Fiscal Year 2018 Equity Awards

To determine individual awards, the ECC considered each executive officer’s competitive position against our peer group, current performance and projected future contribution, as well as the retention value of unvested equity from previous awards. The value of the CEO’s award was slightly below the median of the peer group.

In June 2017, the ECC approved equity awards to Mr. Kim in connection with his hiring as our Chief Technical Officer. The awards were intended to be market competitive for newly hired executives in a similar position and to provide Mr. Kim with a similar compensation opportunity as our other executive officers.

The ECC made the following grants to the named executive officers, effective April 15, 2017, other than Mr. Kim’s awards which were granted on June 15, 2017. The dollar value at target of the total awards and the number of units per equity vehicle at target are shown below:

Executives	Time based 40%	Shares (#)	TSR 30% ($)	Shares at Target (#)	FPM 30% ($)	Shares at Target (#)	Total ($)
							Approved at Target
Matthew Murphy	$1,650,000	112,398	$1,237,500	84,299	$1,237,500	84,299	$4,125,000
Jean Hu	$660,000	44,960	$495,000	33,720	$495,000	33,720	$1,650,000
Neil Kim	$1,409,200	80,694	$1,056,900	60,830	$1,056,900	60,830	$3,523,000
Mitchell Gaynor	$480,000	32,698	$360,000	24,524	$360,000	24,524	$1,200,000
Thomas Lagatta	$368,000	25,069	$276,000	18,802	$276,000	18,802	$920,000

Other Factors Considered in Determining Executive Compensation

Employment Agreements

See the section in this proxy statement entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements” for the terms of employment, severance and change in control agreements the ECC has approved with respect to the named executive officers. The ECC approved entering into severance agreements for Mr. Murphy and Mr. Gaynor concurrently with their commencement of employment, given recent board and management changes at the Company.

Change in Control Severance Plan (“CIC Plan”)

In June 2016, the ECC recommended, and the Company’s board of directors adopted, the CIC Plan, the purpose of which is to provide assurances of specified benefits to certain employees of the Company whose employment is subject to being involuntarily terminated other than for death, Disability, or Cause or voluntarily terminated for Good Reason under the circumstances described in the CIC Plan. All capitalized terms are as defined in the CIC Plan. A copy of the CIC Plan is filed as Exhibit 10.2 to our Current Report on Form 8-K as filed with the SEC on June 20, 2016.

The ECC designed the CIC Plan to protect key senior employees involved in a transaction in order to facilitate a clear focus on what is best for shareholders by making the executives neutral to a potential transaction. The protections offered by tier were developed in consideration of market practice and trends, and Marvell executives were slotted into tiers based on the ongoing executive team structure/roles. Benefits are only payable upon the occurrence of an Involuntary Termination during the period beginning upon a Change in Control and ending on the date that is 18 months following the Change in Control (i.e., double trigger).

The ECC has designated the following named executive officers as participants in the CIC Plan at the levels set forth following their names: Matthew J. Murphy, President and CEO (Tier 1); Jean Hu, Chief Financial Officer (Tier 2); Neil Kim, Chief Technology Officer (Tier 2); Mitchell Gaynor, Chief Administration and Legal Officer and Secretary (Tier 2); and Thomas Lagatta, EVP, Worldwide Sales and Marketing (Tier 3). Benefits payable with respect to the various tiers may be found in the section of this proxy entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements.”

Equity Grant Practices

Our board of directors has adopted a policy with respect to our equity grant practices. Our current policy covers, among other things, the following:

•	The ECC or a subcommittee thereof has the authority to approve equity grants to employees, provided that only the ECC (and not a subcommittee thereof) may approve equity grants to our executive officers.

•	Equity grants to newly hired employees are made monthly during regularly scheduled ECC or subcommittee meetings. An equity award proposal is generally prepared for consideration by the 15th day of the month following the month of the new employee’s date of hire. These awards may only be made by the ECC or a subcommittee of the ECC, and are typically based upon the recommendation of the CEO or a set of guidelines approved by the CEO.

•	Annual equity grants to employees are generally made after the annual performance review process is completed and are scheduled to be made no later than the last Friday of our fiscal month in April in each calendar year.

•	The Company discontinued granting stock options during 2016 and has granted restricted stock units in lieu thereof. If the Company should grant stock options, such grants shall not be made during any period of time commencing with the last day of a fiscal quarter and ending with the first full trading day following our earnings release for such quarter. If stock option awards have not been granted by the last Friday of the fiscal month of April, then option awards are to be granted during an “open window” as set forth in our insider trading policy. Such restriction does not apply to restricted stock units or other types of equity awards that do not include an exercise price or other term related to the market price of our securities on the date of grant. Other than with respect to annual equity grants, grants to named executive officers must be made during an “open window.”

•	All stock option grants must have an exercise price per share no less than the per share fair market value of our common shares on the date of grant, as determined under the appropriate U.S. financial accounting rules and the applicable rules and regulations under the U.S. securities laws.

Policy Concerning Recoupment of CEO and CFO Bonuses Following Restatement

In the event of a restatement of our financial results, where a bonus was paid to the CEO and/or the CFO based on financial results that were subject to the restatement and there is finding by a majority of the disinterested members of our board of directors at the time of the restatement that the restatement was due, in whole or in part, to the gross recklessness or intentional misconduct of either the CEO or CFO, respectively, our board of directors shall review all such bonuses for the period(s) in which the results were restated. If such bonuses would have been lower had they been calculated based on the restated results, our board of directors will, to the extent permitted under applicable law, seek to recoup for the benefit to us of all such bonuses paid to the CEO and/or CFO, as applicable. This policy applies in addition to any right of recoupment against the CEO and the CFO under Section 304 of the Sarbanes-Oxley Act of 2002.

Stock Ownership Guidelines for Executive Officers and Directors

Our board of directors has established equity ownership guidelines for our executive officers designed to encourage long-term stock ownership and more closely link their interests with those of our other shareholders. These guidelines were amended in September 2016 to provide that, within a five-year period, executive officers should have actual ownership of common shares equal in value to (i) five times the annual base salary for the CEO, and (ii) two times their respective annual base salary for the other named executive officers. Our board of directors reviews progress against these guidelines annually and updates them as appropriate. Each of our currently employed named executive officers has time remaining to comply with these guidelines as of the Record Date.

Each non-employee member of our board of directors is expected, within five years of joining our board of directors or, for members of our board directors as of the most recent update to the stock ownership guidelines (effective September 21, 2017), to own common shares with a value equal to five times his or her annual cash retainer. Each of our current nonemployee directors has time remaining to comply with the stock ownership guidelines as of the Record Date.

Tax Considerations

Generally, Section 162(m) of the Code (“Section 162(m)”) disallows a tax deduction to publicly-held corporations for compensation paid to certain of their executive officers to the extent such compensation exceeds $1.0 million per “covered officer” in any year. For 2017 and prior years, this limitation did not apply to compensation that was considered “qualified performance-based compensation” for purposes of Section 162(m), which definition allowed for certain types of performance-based compensation to be excluded from the $1.0 million deduction limit if certain requirements were met. Changes to the tax laws are anticipated to have an impact on Section 62(m) deductibility for the Company going forward.

The ECC will continue to consider the impact of Section 162(m) when designing our short-term and long-term incentive compensation programs. We believe it is important to maintain cash and equity incentive compensation at the levels and with the design features needed to attract and retain the executive officers essential to our success, even if that compensation may not be deductible by reason of the Section 162(m) limitation. Accordingly, the ECC may grant awards under which payments may not be deductible under Section 162(m) when the ECC determines that such non-deductible arrangements are otherwise in the best interests of the Company and in furtherance of the stated objectives for our executive compensation program.

Accounting Considerations

We are required to estimate and record an expense for each equity award over its vesting period. The ECC reviews the effect of the compensation expense under FASB ASC Topic 718 for equity compensation to the named executive officers.

Insider Trading/Anti-Hedging Policies

All employees, officers and directors of, and consultants and contractors to, us or any of our subsidiaries are subject to our Insider Trading Prohibition Policy and Guidelines. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the work-place and the misuse of material nonpublic information in securities trading. The policy also includes specific anti-hedging provisions.

To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows. Even during a trading window period, certain identified insiders, which include the named executive officers and directors, must comply with our designated pre-clearance policy prior to trading in our securities. The anti-hedging provisions prohibit all employees, officers and directors from engaging in “short sales” of our securities or in trading market exchanged “derivative securities” tied to our securities.

In April 2008, our board of directors amended our insider trading policy to permit Rule 10b5-1 trading plans. Mr. Murphy entered into a Rule 10b5-1 plan in January 2018.

COMPENSATION COMMITTEE REPORT

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference in such filing.

During fiscal 2018, the Executive Compensation Committee of the board of directors (“ECC”) consisted of Mr. Khaykin (Chairman), Mr. Brown and Mr. Feld.

The ECC has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the ECC has recommended to our board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2018 and this proxy statement.

The Executive Compensation Committee of the Board of Directors:

Oleg Khaykin, Chairman

Tudor Brown

Peter Feld

Compensation of Named Executive Officers

Fiscal 2018 Summary Compensation Table

In accordance with SEC rules, our named executive officers include the following: (1) the individual who served as our principal executive officer as of the end of fiscal 2018; (2) the individual who served as our principal financial officer as of the end of fiscal 2018; and (3) the three most highly compensated executive officers other than our principal executive officer and principal financial officer during fiscal 2018.

The following table shows the compensation earned by our named executive officers for the fiscal years noted. In accordance with SEC rules, we have not provided information for those individuals who were not named executive officers for fiscal years 2017 and 2016.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Matthew J. Murphy	2018	764,423	—		3,986,603	1,473,750	3,720	(4)	6,228,496
President and CEO	2017	403,846	2,100,000		11,365,881	624,655	2,471		14,499,853

Jean Hu	2018	458,654	—		1,594,664	589,500	3,720	(5)	2,646,538
Chief Financial Officer	2017	188,654	—		1,649,976	158,122	75,791		2,072,543

Neil Kim	2018	355,627	500,000	(6)	3,504,868	344,010	203,504	(7)	4,908,009
EVP, Chief Technology Officer

Mitchell Gaynor	2018	458,654	—		1,159,763	442,125	3,720	(8)	2,064,259
EVP, Chief Administration and Legal Officer and Secretary	2017	302,885	75,000		1,099,974	186,464	4,253		1,668,576

Thomas Lagatta	2018	408,190	135,000	(9)	889,167	393,000	3,036	(10)	1,828,393
EVP, Worldwide Sales and Marketing

(1)	The fiscal 2018 annual base salary for each of the named executive officers is as follows: Mr. Murphy, $750,000; Ms. Hu, $450,000; Mr. Kim, $450,000; Mr. Gaynor, $450,000; Mr. Lagatta, $400,000. Fiscal year 2018 was a 53-week year, so amounts shown reflect earnings over the 53 week period. Mr. Kim joined the Company on April 24, 2017.

(2)	The dollar value of RSUs and performance awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying common shares at target performance on the grant date in accordance with FASB ASC Topic 718 and without any adjustment for estimated forfeitures. The actual value that an executive will realize on each RSU award and performance award will depend on the price per share of our common shares at the time shares underlying the RSUs and performance awards are sold. There can be no assurance that the actual value realized by an executive will be at or near the grant date fair value of the RSUs or performance awards awarded. The following table shows the number of shares issuable and the grant date fair value at maximum performance. FPM means “financial performance metric” and TSR means “total shareholder return.”

	Type of Grant	Number of Shares Issuable at Maximum Performance	Estimated Future Payout at Maximum Performance ($ in 000’s)
Matthew J. Murphy	TSR Units	126,449	$1,857
	FPM Units	168,598	$2,476

Jean Hu	TSR Units	50,580	$743
	FPM Units	67,440	$991

Neil Kim	TSR Units	91,245	$1,590
	FPM Units	121,660	$2,119

Mitchell Gaynor	TSR Units	36,786	$541
	FPM Units	49,048	$721

Thomas Lagatta	TSR Units	28,203	$415
	FPM Units	37,604	$553

(3)	The amounts shown in this column represent annual cash incentive awards earned by the named executive officers under our annual incentive plan, which was intended to qualify as performance-based compensation under Section 162(m) for fiscal 2018. Further information regarding the fiscal 2018 awards is included in the section entitled “Elements of Compensation — Cash Bonus (Annual Incentive Plan)” in the Compensation Discussion and Analysis section of this proxy statement.
(4)	This amount includes the Company’s matching contribution to Mr. Murphy’s 401(k) account in the amount of $3,000, and $720 as the premium for his basic life insurance.
(5)	This amount includes the Company’s matching contribution to Ms. Hu’s 401(k) account in the amount of $3,000 and $720 as the premium for her basic life insurance.
(6)	This amount represents Mr. Kim’s one-time sign-on bonus paid at the commencement of his employment, a portion of which is subject to repayment if Mr. Kim voluntarily terminates his employment within the first year following his date of hire.
(7)	This amount includes Mr. Kim’s relocation bonus in the amount of $200,000, a portion of which is subject to repayment if Mr. Kim voluntarily terminates his employment within twenty-four months of his date of hire, the Company’s matching contribution to Mr. Kim’s 401(k) account in the amount of $3,000, and $504 as the premium for his basic life insurance.
(8)	This amount includes the Company’s matching contribution to Mr. Gaynor’s 401(k) account in the amount of $3,000, and $720 as the premium for his basic life insurance.
(9)	This amount represents one-half of Mr. Lagatta’s sign-on bonus, the first half of which was paid at the commencement of his employment and the second half which was paid on the one year anniversary of his commencement of employment.
(10)	This amount represents the Company’s matching contribution to Mr. Lagatta’s 401(k) account in the amount of $3,000 and a $36 payment in lieu of subscribing to basic life insurance.

Grants of Plan-Based Awards in Fiscal 2018

The following table shows the plan-based equity and non-equity awards for fiscal 2018 for our named executive officers.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock Awards ($)(2)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew J. Murphy	—	0	1,125,000	2,250,000	—	—	—		—	—
	4/15/2017	—	—	—	42,150	84,299	168,598	(3)	—	$1,178,163
	4/15/2017	—	—	—	42,150	84,299	126.449	(4)	—	$1,211,377
	4/15/2017	—	—	—	—	—	—		112,398	$1,597,063

Jean Hu	—	0	450,000	900,000	—	—	—		—	—
	4/15/2017	—	—	—	16,860	33,720	67,440	(3)	—	$471,271
	4/15/2017	—	—	—	16,860	33,720	50,580	(4)	—	$484,556
	4/15/2017	—	—	—	—	—	—		44,960	$638,837

Neil Kim	—	0	263,250	526,500	—	—	—		—	—
	4/15/2017	—	—	—	30,415	60,830	91,245	(4)	—	$1,121,705
	4/15/2017	—	—	—	30,415	60,830	121.660	(3)	—	$1,016,287
	4/15/2017	—	—	—	—	—	—		80,694	$1,366,876

Mitchell Gaynor	—	0	337,500	675,000	—	—	—		—	—
	4/15/2017	—	—	—	12,262	24,524	49,048	(3)	—	$342,747
	4/15/2017	—	—	—	12,262	24,524	36,786	(4)	—	$352,410
	4/15/2017	—	—	—	—	—	—		32,698	$464,606

Thomas Lagatta	—	0	300,000	600,000	—	—	—		—	—
	4/15/2017	—	—	—	9,401	18,802	28,203	(4)	—	$270,185
	4/15/2017	—	—	—	9,401	18,802	37,604	(3)	—	$262,777
	4/15/2017	—	—	—	—	—	—		25,069	$356,205

(1)	The amounts represent the threshold, target and maximum dollar payouts under our AIP for fiscal 2018. There is no payout at threshold performance. Actual awards are shown in the “Non-Equity Incentive Compensation” column of the preceding Summary Compensation Table of this proxy statement. Payments under this plan were intended to qualify as performance-based compensation under Section 162(m) for fiscal 2018. Further information regarding this plan is included in the section entitled “Elements of Executive Compensation—Cash Bonus (Annual Incentive Plan)” in the Compensation Discussion and Analysis section of this proxy statement. Mr. Kim’s target and maximum bonus numbers have been pro-rated for his time of service with the Company by approximately 78%. His employment commenced on April 24, 2017.
(2)	The dollar value of stock awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying common shares at target on the grant date in accordance with FASB ASC Topic 718 and without any adjustment for estimated forfeitures. The actual value that an executive will realize on each stock award will depend on the price per share of our common shares at the time shares underlying the stock awards are sold. There can be no assurance that the actual value realized by an executive will be at or near the grant date fair value of the stock awarded.
(3)	These Financial Performance Awards vest (i) 30% based on fiscal 2019 revenue compound annual growth rate (CAGE) compared to fiscal 2017; and (ii) 70% on the Company’s total combined non-GAAP operating income for fiscal years 2018 and 2019. Payout as a percentage of target is 0% below threshold, 50% at threshold, 100% at target and 200% at maximum. The ECC shall assess the Company’s performance and determine the shares to be earned following the end of fiscal year 2019. Any shares determined by the ECC to be earned with respect to the performance awards will vest on April 15, 2020.
(4)

These TSR Performance Awards vest based on the achievement of TSR objectives measured as of the end of the Company’s 2020 fiscal year. TSR is measured for the period beginning April 15, 2017 to the end of fiscal 2020 and shall equal the Company’s stock price growth, adjusted for reinvested dividends during the performance period. The resulting TSR for the Company shall be compared to the respective TSR over the same period for each of the Philadelphia Semiconductor Index constituents at the date of grant. The percentage of target shares earned is 0% below the 25th percentile, 50% at the 25th percentile, 100% at the 50th percentile and 150% at the 75th percentile. There is an interpolation of the payout percentages for TSR between the 25th and 75th percentiles. The ECC shall assess the

Company’s performance and determine the shares to be earned following the end of fiscal year 2020. Any shares determined by the ECC to be earned with respect to the performance awards will vest on April 15, 2020.
(5)	These restricted stock units vest over time at a rate of 33%, 33% and 34% of the shares on each of 4/15/18, 4/15/19 and 4/15/20, respectively, other than Neil Kim’s restricted stock units that vest at a rate of 33%, 33% and 34% of the shares on each of 5/15/18, 5/15/19 and 5/15/20.

Outstanding Equity Awards at Fiscal 2018 Year-End

	Stock Awards
Name	Number of Units That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Matthew J. Murphy	289,621	(2)	$6,496,199	105,078	(3)	$2,356,900
	—		—	210,156	(4)	$4,713,799
	—		—	210,000	(5)	$4,710,300
	112,398	(8)	$2,521,087	84,299	(9)	$1,890,827
	—		—	84,299	(10)	$1,890,827

Jean Hu	35,263	(6)	$790,949	39,473	(3)	$885,379
	—		—	78,946	(4)	$1,770,759
	44,960	(8)	$1,008,452	33,720	(9)	$756,340
	—		—	33,720	(10)	$756,340

Neil Kim	80,694	(11)	$1,809,966	60,830	(9)	$1,364,417
	—		—	60,830	(10)	$1,364,417

Mitchell Gaynor	36,376	(7)	$815,914	21,105	(3)	$473,385
	—		—	42,030	(4)	$942,733
	32,698	(8)	$733,416	24,524	(9)	$550,073
	—		—	24,524	(10)	$550,073

Thomas Lagatta	38,841	(12)	$871,204	12,422	(3)	$278,625
	—		—	24,844	(4)	$557,251
	25,069	(8)	$562,298	18,802	(9)	$421,729
	—		—	18,802	(10)	$421,729

(1)	The price per share of our common shares on the last trading day of fiscal 2018 was $22.43 as reported on the NASDAQ Global Select Market on February 2, 2018. The market value of the unvested units is equal to the applicable number of units multiplied by $22.43.
(2)	93,871 of the restricted stock units vest as to 46,235 shares on 7/15/18 and 47,626 shares on 7/15/19; 195,750 of the restricted stock units vest as to 16.7% of the shares on the 11th day of each quarter beginning April 2018.
(3)	These TSR Performance Awards vest based on the achievement of TSR objectives measured as of the end of the Company’s 2019 fiscal year (i.e., February 2, 2019). TSR is measured for the period beginning August 10, 2016 to the end of fiscal 2019 and shall equal the Company’s stock price growth, adjusted for reinvested dividends during the performance period. The resulting TSR for the Company shall be compared to the respective TSR over the same period for each of the Philadelphia Semiconductor Index constituents at the date of grant. The percentage of target shares earned is 0% below the 25th percentile, 50% at the 25th percentile, 100% at the 50th percentile and 150% at the 75th percentile. There is an interpolation of the payout percentages for TSR between the 25th and 75th percentiles. The ECC shall assess the Company’s performance and determine the shares to be earned following the end of fiscal year 2019.

(4)	These Financial Performance Awards vest based (i) 30% on the average of the Company’s non-GAAP gross margin (% of revenue) for fiscal years 2017 and 2018, and (ii) 70% on the Company’s total non-GAAP operating income for fiscal years 2017 and 2018. Payout as a percentage of target is 0% below threshold, 50% at threshold, 100% at target and 200% at maximum. The ECC assessed the Company’s performance at the end of fiscal 2018 and determined that 200% of the shares had been earned. The earned shares vest three years from the date of grant (generally the 15th of the month after the date of the executive’s commencement of employment), subject to the executive’s continued employment through the vesting date.
(5)	This TSR Performance Award vests based on the achievement of TSR objectives measured from July 11, 2016 (the commencement date of Mr. Murphy’s employment) through July 11, 2019 and shall equal the Company’s stock price growth, adjusted for reinvested dividends during the performance period. The resulting TSR for the Company shall be compared to the respective TSR over the same period for each of the Philadelphia Semiconductor Index constituents at the date of grant. The percentage of target shares earned is 0% below the 25th percentile, 50% at the 25th percentile, 100% at the 50th percentile and 150% at the 75th percentile. There is an interpolation of the payout percentages for TSR between the 25th and 75th percentiles. The ECC shall assess the Company’s performance and determine the shares to be earned following July 11, 2019. If Mr. Murphy’s employment is terminated without Cause or he resigns for Good Reason, both as defined in his Severance Agreement with the Company, the performance measurement period will be deemed to end on the date five business days before Mr. Murphy’s employment termination date and the achievement of the performance metrics will be calculated by the ECC with respect to such shortened measurement period.
(6)	The restricted stock units vest as to 14,368 shares on 9/15/18 and 17,895 shares on 9/15/19.
(7)	The restricted stock units vest as to 17,916 shares on 6/15/18 and 18,460 shares on 6/15/19.
(8)	The restricted stock units vest as to 33%, 33% and 34% of the shares on each of 4/15/18, 4/15/19 and 4/15/20, respectively.
(9)	These TSR Performance Awards vest based on the achievement of TSR objectives measured as of the end of the Company’s 2020 fiscal year. TSR is measured for the period beginning April 15, 2017 to the end of fiscal 2020 and shall equal the Company’s stock price growth, adjusted for reinvested dividends during the performance period. The resulting TSR for the Company shall be compared to the respective TSR over the same period for each of the Philadelphia Semiconductor Index constituents at the date of grant. The percentage of target shares earned is 0% below the 25th percentile, 50% at the 25th percentile, 100% at the 50th percentile and 150% at the 75th percentile. There is an interpolation of the payout percentages for TSR between the 25th and 75th percentiles. The ECC shall assess the Company’s performance and determine the shares to be earned following the end of fiscal year 2020.
(10)	These Financial Performance Awards vest (i) 30% based on fiscal 2019 revenue compound annual growth rate (CAGE) compared to fiscal 2017; and (ii) 70% on the Company’s total combined non-GAAP operating income for fiscal years 2018 and 2019. Payout as a percentage of target is 0% below threshold, 50% at threshold, 100% at target and 200% at maximum. The ECC shall assess the Company’s performance and determine the shares to be earned following the end of fiscal year 2019. Any shares determined by the ECC to be earned with respect to the performance awards will vest on April 15, 2020, other than Mr. Kim’s shares that will vest on May 15, 2020.
(11)	The restricted stock units vest as to 33%, 33% and 34% of the shares on each of 5/15/18, 5/15/19 and 5/15/20, respectively.
(12)	The restricted stock units vest as to 17,916 shares on 6/15/18 and 18,460 shares on 6/15/19.

Stock Vested in Fiscal 2018

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Matthew J. Murphy	285,484	$4,920,157
Jean Hu	17,368	$318,529
Neil Kim	—	—
Mitchell Gaynor	17,914	$311,883
Thomas Lagatta	19,129	$413,569

(1)	Value realized on vesting equals the number of vested shares multiplied by the fair market value of the Company’s shares on the vesting date.

Pension Benefits

None of our named executive officers received any pension benefits during fiscal 2018.

Nonqualified Deferred Compensation

None of our named executive officers contributed to or received earnings from a nonqualified deferred compensation plan during fiscal 2018.

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our principal executive officer to the annual total compensation of our median employee. During fiscal 2018, the principal executive officer of Marvell was our President and Chief Executive Officer, Matthew J. Murphy. For fiscal 2018, Mr. Murphy’s annual total compensation, as disclosed in the Summary Compensation Table, was $6,229,552, and our median employee’s annual total compensation was $141,126, resulting in a pay ratio of approximately 44:1.

In accordance with Item 402(u) of Regulation S-K, we identified the median employee as of December 29, 2017 (the last business day of calendar 2017) by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by estimated annual work schedule, for hourly employees), (B) the target incentive compensation, and (C) the estimated grant date fair value for employee equity grants in fiscal 2018, as of the determination date, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees of Marvell, excluding Mr. Murphy. As a result of this process, we identified an employee whose compensation was determined to be anomalous. Therefore, we exercised discretion permitted by SEC rules to select a median employee whose compensation was viewed to be more representative. The selected employee had substantially similar compensation to the original medial employee, based on the consistently applied compensation measure described above.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Employment Contracts, Severance Agreements and Change-in-Control Arrangements

During fiscal 2018, we had the following agreements with our named executive officers:

Matthew J. Murphy. Concurrently with the commencement of his employment, Mr. Murphy and the Company entered into a severance agreement pursuant to which, if Mr. Murphy’s employment is terminated by the Company other than for “Cause” or if he resigns for “Good Reason” (both as defined therein), he will be paid a lump sum separation payment equal to (i) the sum of his then annual base salary, (ii) target incentive bonus, and (iii) reimbursement for 12 months of medical insurance premiums, provided he executes and does not revoke a release of claims in a form provided by the Company. If the provisions of Marvell’s CIC Plan are triggered in connection with termination of his employment and he receives the severance benefits provided therein, he will not be eligible for the severance payments under the severance agreement.

In addition, Mr. Murphy’s offer letter provides that if his employment is terminated by the Company other than for “Cause” or if he resigns for “Good Reason” (both as defined in his severance agreement), his hire on equity awards will vest in full, with any related performance metrics measured as of his termination date.

Mr. Murphy is also a Tier 1 participant in the Company’s CIC Plan which provides the following benefits in connection with a termination of employment following a Change in Control: (i) lump sum payment equal to 24 months of annual base salary, (ii) 200% of annual target bonus for the fiscal year in which an involuntary termination occurs, and (iii) annual target bonus for fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, (iv) acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and (v) reimbursement of 24 months of continued health coverage.

Jean Hu, Neil Kim and Mitchell Gaynor. Ms. Hu, Mr. Kim and Mr. Gaynor are Tier 2 participants in the Company’s CIC Plan which provides the following benefits in connection with a termination of employment following a Change in Control: (i) lump sum payment equal to 18 months of annual base salary, (ii) 150% of annual target bonus for the fiscal year in which an involuntary termination occurs, (iii) annual target bonus for fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, (iv) acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and (v) reimbursement of 18 months of continued health coverage.

Mitchell Gaynor. Concurrently with the commencement of his employment, Mr. Gaynor and the Company entered into a severance agreement pursuant to which, if his employment is terminated by the Company other than for “Cause” or if he resigns for “Good Reason” (both as defined therein), he will be paid a lump sum separation payment equal to the sum of (i) his then annual base salary, (ii) target incentive bonus, and (iii) reimbursement for 12 months of medical insurance premiums, provided he executes and does not revoke a release of claims in a form provided by the Company. If the provisions of Marvell’s CIC Plan are triggered in connection with termination of his employment and he receives the severance benefits provided therein, he will not be eligible for the severance payments under the severance agreement.

Thomas Lagatta. Mr. Lagatta is a Tier 3 participant in the Company’s CIC Plan which provides the following benefits in connection with a termination of employment following a Change in Control: (i) lump sum payment equal to 12 months of annual base salary, (ii) 100% of annual target bonus for the fiscal year in which an involuntary termination occurs, (iii) annual target bonus for fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, (iv) acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and (v) reimbursement of 12 months of continued health coverage.

Potential Payments on Termination or Change in Control

The following table shows the potential payments upon termination of employment or a change in control for the named executive officers, other than as noted below. The terms of the CIC Plan applicable to each executive and the terms of any severance agreements, if any, are set forth above in the section entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements.” The table assumes that (i) the triggering event took place on February 2, 2018, the last business day of fiscal 2018; (ii) the value of restricted stock unit acceleration is computed by multiplying the market price of our common stock on the last trading day of fiscal 2018 ($22.43) by the number of unvested restricted stock units that are subject to acceleration; and (iii) the pro-rata bonus was earned at target for each individual.

Named Executive Officer	Involuntary Termination Other than for “Cause” or Voluntary Termination for “Good Reason” with No Change in Control(1)	Involuntary Termination within 18 months of Change in Control or Voluntary Termination for “Good Reason” following Change in Control
Matthew J. Murphy
Cash Severance	$750,000	$1,500,000
Bonus	1,125,000	2,250,000
Pro-Rata Bonus	—	1,125,000
Intrinsic Value of Equity Acceleration	21,810,797	27,070,369
Health and Welfare Benefits	23,590	47,181
Total	$23,709,387	$31,992,550

Jean Hu
Cash Severance	—	$675,000
Bonus	—	675,000
Pro-Rata Bonus	—	450,000
Intrinsic Value of Equity Acceleration	—	5,993,636
Health and Welfare Benefits	—	21,011
Total	—	$7,814,647

Neil Kim
Cash Severance	—	$675,000
Bonus	—	506,250
Pro-Rata Bonus	—	344,010
Intrinsic Value of Equity Acceleration	—	3,786,051
Health and Welfare Benefits	—	24,751
Total	—	$5,336,062

Mitchell Gaynor
Cash Severance	$450,000	$675,000
Bonus	337,500	506,250
Pro-Rata Bonus	—	337,500
Intrinsic Value of Equity Acceleration	—	3,995,784
Health and Welfare Benefits	17,921	26,881
Total	$805,421	$5,541,415

Thomas Lagatta
Cash Severance	—	$400,000
Bonus	—	300,000
Pro-Rata Bonus	—	300,000
Intrinsic Value of Equity Acceleration	—	3,019,480
Health and Welfare Benefits	—	23,750
Total	—	$4,042,230

(1)	If the termination is in connection with a Change in Control, the terms of the CIC Plan apply and no payments are due under the Severance Agreements.

Termination Due to Death or Disability. Each executive’s estate or designated beneficiary would be eligible to receive a life insurance payment upon death. This life insurance benefit is provided to all salaried employees at the rate of two-and-a-half times annual base salary (rounded to the higher multiple of $1,000) or $1,000,000, whichever is less. Life insurance coverage is reduced by 35% at age 70 and by 50% at age 75.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The audit committee is responsible for review, approval or ratification of “related-person transactions” between us or our subsidiaries and related persons. Under SEC rules and our written policy, a “related person” is a director, officer, nominee for director, or 5% shareholder since the beginning of the last fiscal year and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of related transactions in which Marvell or a subsidiary is a participant, the amount involved exceeds $120,000 in any calendar year and a related person has a direct or indirect material interest. Pursuant to our policy, the following transactions will not be deemed to be related person transactions requiring approval by the audit committee:

•	Employment of executive officers. Any employment by us of an executive officer if: (a) the related compensation is required to be reported in our proxy statement under SEC compensation disclosure rules; or (b) the executive officer is not an immediate family member of another executive officer or director of our company, and the related compensation would have been reported in our proxy statement under SEC compensation disclosure rules if the executive officer was a “named executive officer,” and the ECC approved (or recommended that our board of directors approve) such compensation.

•	Director compensation. Any compensation paid to a director if the compensation is required to be reported in our proxy statement under SEC compensation disclosure rules.

•	Certain transactions with other companies. Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of that company’s total annual revenues.

•	Transactions where all shareholders receive proportional benefits. Any transaction where the related person’s interest arises solely from the ownership of a class of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis (e.g., dividends).

•	Transactions involving competitive bids. Any transaction involving a related person where the rates or charges involved are determined by competitive bids.

•	Regulated transactions. Any transaction with a related person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•	Certain banking-related services. Any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

•	Other Transactions. Any other transaction where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K, as may be amended from time to time.

Indemnification Arrangements

We have agreed to indemnify certain current and former directors, officers and employees of us and our subsidiary Marvell Semiconductor, Inc. for reasonable costs and expenses incurred by such individuals in connection with certain civil actions and governmental investigations relating to our past stock option granting practices. Our agreement to pay reasonable fees and costs is subject to each individual’s agreement to reimburse us in the event that it is subsequently determined that the individual is not entitled to indemnification under the Bye-laws or applicable law. In addition, we have agreed to indemnify Dr. Sehat Sutardja, our former Chairman and Chief Executive Officer, for reasonable fees and expenses that he may incur in a legal challenge of the determination that penalty taxes applied, based on the board’s finding that Dr. Sutardja was not involved in setting the terms of the relevant options and that, in 2007, we had taken responsibility for and paid the penalty taxes under the Tax Codes that were incurred by other similarly situated Marvell employees who had exercised options in 2006.

We have also entered into a standard form of indemnification agreement with each of our named executive officers and directors.

ADDITIONAL INFORMATION

Future Shareholder Proposals and Nominations for the 2019 Annual General Meeting

We expect to hold our 2019 annual general meeting on or about June 15, 2019. Under Rule 14a-8 of the Exchange Act, for a shareholder proposal to be considered for inclusion in the proxy statement for the 2019 annual general meeting of shareholders, we must have received the written proposal by such shareholder at the mailing address of our business offices set forth below, no later than January 18, 2019. Such proposals must comply with the other provisions of Rule 14a-8 and additional applicable SEC rules regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

If you desire to bring a matter before an annual general meeting and the proposal is submitted outside the process of Rule 14a-8, you may use the procedures set forth in the Bye-laws to make a shareholder proposal, including director nominations, not intended to be included in our proxy statement under Rule 14a-8 so long as such proposal complies with the Bye-laws. In accordance with Section 35 of the Bye-laws, shareholder nominations and proposals may be voted on at an annual general meeting of shareholders only if such nominations and proposals are made pursuant to written notice timely given to our Secretary and accompanied by certain information. To be timely, a shareholder’s written notice must be received by us not less than 90 nor more than 120 clear days prior to the anniversary of the date for our 2018 annual general meeting of shareholders, which is June 28, 2018. To comply with the Bye-laws, a shareholder must provide appropriate notice to us no earlier than February 27, 2019 and no later than March 29, 2019. The notice must contain the name and business background of any person being nominated by such shareholder as a director and all material information on any proposal, statement or resolution to be put to the meeting and details of the shareholder submitting the proposal, statement or resolution, as well as other information that may be specified by our board of directors and the Bye-laws as then in effect. Our board of directors will review proposals from eligible shareholders which it receives by that date and will determine whether any such proposal has been received in accordance with the Bye-laws and whether any such proposal will be acted upon at the annual general meeting of shareholders.

Our Bye-laws contain a proxy access provision, which allows a shareholder or group of up to 20 shareholders owning in aggregate three percent or more of our outstanding shares continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office (rounded down) or two nominees, whichever is greater, provided the shareholder(s) and nominee(s) satisfy the requirements in the Bye-laws. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2019 annual general meeting pursuant to these proxy access provisions in Section 13 of our Bye-laws, we must receive proper written notice of any such nomination no earlier than the close of business on January 16, 2019 and no later than the close of business on February 15, 2019. In each case, the notice must include information specified in our Bye-laws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to our shares.

If, however, the 2019 annual general meeting is not within 30 days before or after the anniversary of this year’s annual general meeting, we must receive such notice under both our advance notice and proxy access Bye-laws not more than 120 clear days prior to such meeting and not less than 90 clear days prior to such meeting or 10 clear days following the public announcement of the meeting date.

We will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our Bylaws. We encourage shareholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination. All shareholder proposals or nominations pursuant to this section may be sent to our Assistant Secretary at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.

In addition, Section 79 of the Companies Act provides that (i) any number of shareholders representing not less than 5% of the total voting power of the shares eligible to vote at a general meeting of shareholders, or

(ii) not less than 100 shareholders may propose any resolution which may properly be moved at the next annual general meeting of shareholders. Upon timely receipt of notice, we shall, at the expense of such shareholder(s), give our other shareholders entitled to receive notice of the next annual general meeting of shareholders notice of such proposed resolution. To be timely, the proposal requiring notice of a resolution must be deposited at our registered office at least six weeks before the next annual general meeting of shareholders. Shareholders satisfying the criteria of Section 79 may also require us to circulate a statement in respect of any matter to come before an annual general meeting of shareholders by notice deposited at our registered office in the manner provided by the Companies Act.

House Holding — Shareholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “house holding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees and also helps protect the environment.

We expect that a number of brokers with account holders who are our shareholders will be “house holding” our annual report and proxy materials, including the Notice. A single Notice and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “house holding” communications to your address, “house holding” will continue until you are notified otherwise or until you revoke your consent. Shareholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (800) 542-1061, or by writing to Broadridge Financial Solutions, House Holding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, annual report and other proxy materials to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, annual report and other proxy materials, you may write or call our Investor Relations department at 5488 Marvell Lane, Santa Clara, CA 95054, telephone number (408) 222-0777.

Any shareholders who share the same address and currently receive multiple copies of our Notice or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about house holding.

Adjournment of the 2018 Annual General Meeting of Shareholders

In the event there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the annual general meeting, the annual general meeting may be adjourned in order to permit further solicitation of proxies from holders of our common stock. Proxies solicited by our board grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the annual general meeting and adjournment is for a period of not less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to our shareholders other than an announcement of the time and place at the annual general meeting. A majority of the shares represented and voting at the annual general meeting is required to approve the adjournment, regardless of whether there is a quorum present at that meeting.

OTHER MATTERS

At the time of preparation of this proxy statement, we are not aware of any other matters to be brought before the annual general meeting. No eligible shareholder had submitted notice of any proposal before the printing and mailing of this proxy statement. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

ANNUAL REPORT ON FORM 10-K

YOU MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 3, 2018, BY SENDING A WRITTEN REQUEST TO THE FOLLOWING ADDRESS: MARVELL SEMICONDUCTOR, INC., 5488 MARVELL LANE, SANTA CLARA, CALIFORNIA 95054, ATTN: CORPORATE SECRETARY. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.MARVELL.COM.

BY ORDER OF THE BOARD OF DIRECTORS,

MATTHEW J. MURPHY

President and Chief Executive Officer

Santa Clara, California

May 17, 2018

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF MARVELL TECHNOLOGY GROUP LTD. June 28, 2018 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, Annual Report on 10-K and proxy card are available at http://www.astproxyportal.com/ast/25269 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: Tudor Brown Richard S. Hill Oleg Khaykin Bethany Mayer Donna Morris Matthew J. Murphy Michael Strachan Robert E. Switz 2. An advisory (non-binding) vote to approve compensation of our named executive officers. 3. The appointment of Deloitte & Touche LLP as Marvell’s auditors and independent registered accounting firm, and authorization of the audit committee, acting on behalf of Marvell’s board of directors, to fix the remuneration of the auditors and independent registered accounting firm, in both cases for the fiscal year ending February 2, 2019. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: x Please detach along perforated line and mail in the ————————— e n v e l o p e p r o v i d e d . ———————— 00033333333330001000 4 062818 TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. IMPORTANT NOTICE YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE TEST COMPANY THE EXPENSE OF ADDITIONAL SOLICITATION. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

1 ————————— . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . ———————— 14475 COMMENTS: MARVELL TECHNOLOGY GROUP LTD. Proxy Solicited on Behalf of the Board of Directors for Annual General Meeting of Shareholders The undersigned hereby appoint(s) Jean Hu and Mitchell Gaynor, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Marvell Technology Group Ltd. as indicated on the proposals referred to on the reverse side hereof at the annual general meeting of its shareholders to be held on June 28, 2018, and at any adjournments or postponements thereof, and in their or his or her discretion upon any other matter that may properly come before said meeting. (Continued and to be signed on the reverse side) ANNUAL GENERAL MEETING OF SHAREHOLDERS OF MARVELL TECHNOLOGY GROUP LTD. June 28, 2018 Marvell Semiconductor, Inc. 5488 Marvell Lane Santa Clara, CA 95054